                                                                     Exhibit 4.6
                                                               EXECUTION VERSION

                             DATED 10 FEBRUARY 2004

                             (1) EEIF MELVILLE B.V.

                            (2) MOBIFON HOLDINGS B.V.

                                     - AND -

                    (3) TELESYSTEM INTERNATIONAL WIRELESS INC

--------------------------------------------------------------------------------

                            SHARE TRANSFER AGREEMENT

                      RELATING TO THE TRANSFER OF SHARES IN
                                  MOBIFON S.A.

--------------------------------------------------------------------------------

                             GIBSON, DUNN & CRUTCHER

                                   ----------

                    A MULTINATIONAL PARTNERSHIP OF SOLICITORS
                         AND REGISTERED FOREIGN LAWYERS

                                   ----------

                                 Telephone House
                       2-4 Temple Avenue, London EC4Y 0HB
                       020 7071 4000    020 7071 4244 Fax
                                Ref: 26449-00004

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                                    CONTENTS

CLAUSE   SUBJECT MATTER                                                           PAGE
1.       DEFINITIONS AND INTERPRETATION.........................................    2
2.       SHARE TRANSFER.........................................................   10
3.       CONDITIONS PRECEDENT...................................................   11
4.       COMPLETION.............................................................   11
5.       WARRANTIES.............................................................   12
6.       TERMINATION............................................................   13
7.       INDEMNIFICATION........................................................   13
8.       COVENANTS..............................................................   14
9.       LIMITATIONS ON LIABILITY...............................................   19
10.      NOTICES................................................................   20
11.      GENERAL PROVISIONS.....................................................   22
12.      GOVERNING LAW AND DISPUTE RESOLUTION...................................   24
13.      EXCLUSION OF CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999..............   25
SCHEDULE 1......................................................................   26
Conditions Precedent............................................................   26
SCHEDULE 2......................................................................   28
Documents to be executed and/or delivered at Completion.........................   28
SCHEDULE 3......................................................................   32
Warranties of TIW and MobiFon Holdings..........................................   32
SCHEDULE 4......................................................................   40
Warranties of EEIF..............................................................   40
SCHEDULE 5......................................................................   42
Details of TIW..................................................................   42
SCHEDULE 6......................................................................   43
Disclosure Schedule.............................................................   43
SCHEDULE 7......................................................................   50
Amended and Restated Investor Rights Agreement..................................   50
SCHEDULE 8......................................................................   51
Amended and Restated Registration Rights Agreement..............................   51
SCHEDULE 9......................................................................   52
Certificates....................................................................   52
SCHEDULE 10.....................................................................   60
Options.........................................................................   60
SCHEDULE 11.....................................................................   61
TIW Group Corporate Structure Chart.............................................   61
SCHEDULE 11.....................................................................   62
Dolphin Group Structure Chart...................................................   62

                                       i
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                            SHARE TRANSFER AGREEMENT

DATE:                           10 FEBRUARY 2004

PARTIES:

(1) EEIF MELVILLE B.V., a company organised and existing under the Laws of The Netherlands and having its registered office at Professor Bavincklaan 7, 1183, AT Amstelveen, Netherlands ("EEIF");

(2) MOBIFON HOLDINGS B.V., a company organised and existing under the Laws of The Netherlands and having its registered office at World Trade Center, Strawinskylaan 707, 1077 XX Amsterdam, The Netherlands ("MOBIFON HOLDINGS"); and

(3) TELESYSTEM INTERNATIONAL WIRELESS INC., constituted under the Laws of Canada, having its registered office at 1250 Rene-Levesque Street West, Montreal, Quebec, Canada, H3B 4W8 ("TIW").

RECITAL:

(A) EEIF is the beneficial owner of 11,135,555 common shares with a nominal value of ROL 3,750 each (the "MOBIFON SHARES") in the share capital of MobiFon S.A., a joint stock company incorporated under the laws of Romania and having its headquarters at Str. Nerva Traian 3, Complex MIOI, Sector 3, 74228, Bucharest, Romania ("MOBIFON").

(B) EEIF wishes to transfer the MobiFon Shares to MobiFon Holdings, and TIW wishes to issue common shares in its share capital as consideration for the MobiFon Shares to be acquired by MobiFon Holdings, a Subsidiary of TIW, the whole subject to the ROFR Rights (as defined below) and upon the terms and conditions set forth below (the "MOBIFON SHARE TRANSFER").

(C) EEIF's ultimate shareholders, AIG Emerging Europe Infrastructure Fund L.P. ("EEIF LP") and Emerging Europe Infrastructure Fund C.V. ("EEIF CV"), are also currently shareholders (in the case of EEIF LP, by way of a Subsidiary, EEIF Czech N.V., a limited liability company incorporated under the laws of the Netherlands Antilles ("EEIF CZECH")) of a further Subsidiary of TIW, TIW Czech N.V., a public limited liability company incorporated under the laws of the Netherlands and having its registered office at Rotterdam, the Netherlands, ("TIW CZECH").

(D) As a consequence of the MobiFon Share Transfer, EEIF Czech and EEIF CV wish to sell certain of their shares in TIW Czech to TIW for cash, which cash EEIF Czech and EEIF CV (or an Affiliate of those entities) will use to subscribe for common shares of TIW (the "TIW CZECH SHARE TRANSFER"), which transactions shall be governed by a separate agreement to be entered into simultaneously with this Agreement.

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(E)      The parties acknowledge that the proposed transfer of the MobiFon
         Shares under this Agreement is subject to rights of first refusal of the other shareholders of MobiFon under the Contract of Association ("ROFR RIGHTS") and the sending of a notice of the proposed share exchange together with a signed copy of this Agreement to the other shareholders of MobiFon will constitute valid notice under section 4.5 of the Contract of Association.

IT IS AGREED AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words and expressions have the following meanings:

         Term                           Definition

         "ACCOUNTS"                     TIW's audited accounts for the year
                                        ended 31 December 2002;

         "ACCOUNTS DATE"                31 December 2002;

         "AFFILIATE"                    in relation to a specified person, any
                                        person that, directly or indirectly,
                                        through one or more intermediaries, (a)
                                        owns or Controls the specified person,
                                        (b) is owned or Controlled by the
                                        specified person, or (c) is under common ownership or Control with the specified person, and in the case of a specified person that is an individual, will include such individual's natural children, current spouse and/or natural parents, including any trust established for the benefit of such individual's natural children, current spouse and/or natural parents, where "own" means ownership of more than 50 per cent of the voting interests or rights of the specified person;

         "AGREEMENT"                    this Share Transfer Agreement;

         "BUSINESS DAY"                 shall be construed as a reference
                                        to a day (other than a Saturday or
                                        Sunday) on which banks and financial
                                        markets are open in Romania, the
                                        Netherlands and the Province of Quebec,
                                        Canada, for the transaction of ordinary
                                        business;

         "CASH OPTION"                  as defined in Clause 8.9;

         "CASH OPTION OFFER"            as defined in Clause 8.9;

         "CESKY" Cesky Mobil a.s., a joint stock company, identification number 25788001, with its seat at Vinohradska 167, Prague 10, PSE 100 00, Czech Republic;

         "CVMQ"                         the Commission des valeurs mobilieres du
                                        Quebec;

         "COMPLETION"                   the completion of the MobiFon Share
                                        Transfer pursuant to Clause 2 or Clause
                                        8.5 of this Agreement, which shall take
                                        place on the Completion Date by the
                                        performance by the parties of their
                                        respective obligations under Clause 4;

         "COMPLETION DATE"              As soon as practicable after the date
                                        (being a date not later than the
                                        Termination Date) on which the last of
                                        (a) the conditions referred to in
                                        Schedule 1, Part A have been fulfilled
                                        (or waived by EEIF under Clause 3.3) and
                                        (b) the conditions referred to in
                                        Schedule 1, Part B have been fulfilled
                                        (or waived by the Purchasers under
                                        Clause 3.4) and in any event, no later
                                        than 10.00 am on the fifth Business Day
                                        after such date or such other time and
                                        date as the parties may agree, provided
                                        that, in any event, the Completion Date
                                        shall be no earlier than the earliest
                                        date permitted by the Contract of
                                        Association, unless all MobiFon
                                        shareholders have, to the satisfaction
                                        of all parties, unconditionally and
                                        irrevocably waived all of their rights
                                        pursuant to the right of first refusal
                                        procedure contained in the Contract of
                                        Association in relation to the MobiFon
                                        Share Transfer;

         "CONDITIONS"                   the conditions precedent referred to in
                                        Clauses 3.1 and 3.2;

         "CONTRACT OF ASSOCIATION"      the contract of association of MobiFon
                                        as amended from time to time;

         "CONTROL"                      the possession, directly or indirectly,
                                        or as trustee or executor, of the power
                                        to direct or cause the direction of the
                                        general management and policies of a
                                        person, whether through ownership of
                                        voting securities, as trustee or
                                        executor, by contract or credit
                                        arrangements or otherwise and
                                        "controlled" shall be construed
                                        accordingly;

         "DEED OF UNDERTAKING"          the Deed of Undertaking dated 19 March
                                        2003 by and among TIW, Telesystem
                                        International Wireless Corporation N.V.,
                                        ClearWave N.V., ClearWave Holdings B.V.
                                        and EEIF;

         "DIVIDEND PAYMENT"             as defined in Clause 8.4.1;

         "DOLPHIN GROUP"                the Subsidiaries of TIWC Europe B.V.;

         "EEIF CZECH"                   as defined in Recital (C);

         "EEIF CV"                      as defined in Recital (C);

         "EEIF LP"                      as defined in recital (C);

         "EEIF-MOBIFON DIVIDEND"        as defined in Clause 8.4.1;

         "ENCUMBRANCE"                  (a) a mortgage, charge, pledge, lien,
                                        hypothecation, assignment or deposit by
                                        way of security or other encumbrance of
                                        any kind whatsoever securing any
                                        obligation of any person, (b) any
                                        restriction, right of first refusal or
                                        pre-emption, third party right or
                                        interest, other encumbrance or type of
                                        preferential arrangement (including
                                        conditional sale, title transfer and
                                        retention arrangements) having a similar effect;

         "EQUITY AGREEMENT"             the letter agreement dated 27 June 2003
                                        by and among TIW, Telesystem
                                        International Wireless Corporation N.V.,
                                        ClearWave N.V., Goldman Sachs & Co., and
                                        Lazard Freres & Co. LLC;

         "EXCHANGE RATIO"               as defined in Clause 2.2;

         "EXCHANGING SHAREHOLDER"       as defined in Clause 8.3;

         "EX-DIVIDEND AMOUNT"           as defined in Clause 8.4.1;

         "EXIT DEED"                    the Exit Deed dated 19 March 2003 by and
                                        among TIW, Telesystem International
                                        Wireless Corporation N.V., ClearWave
                                        N.V., ClearWave Holdings B.V. and EEIF;

         "FINANCIAL CONDITION"          the assets, liabilities (including,
                                        without limitation, contingent
                                        liabilities), business, properties,
                                        operations, financial condition or
                                        financial results of the relevant
                                        entity;

         "GAAP"                         generally accepted accounting
                                        principles;

         "GOVERNMENTAL AUTHORITY"       the government of any nation, state,
                                        city, locality or other political
                                        subdivision thereof, any entity
                                        exercising executive, legislative,
                                        judicial, regulatory or administrative
                                        functions and any corporation or other
                                        entity owned or controlled, through
                                        stock or capital ownership or otherwise, by any of the foregoing including, but not limited to, competition and licensing authorities in Romania or elsewhere;

         "INDEMNITY WARRANTIES"         in respect of TIW, the Warranties given
                                        by TIW in paragraphs 1, 2, 3, 4, 7, 15,
                                        18, 30, 37 and 41, of Part A of Schedule
                                        3, in respect of MobiFon Holdings, the
                                        Warranties given by MobiFon Holdings in
                                        paragraphs 1, 2, 3 and 5 of Part B of
                                        Schedule 3, and, in respect of EEIF, the Warranties given by EEIF in paragraphs
                                        1, 2, 3 and 4 of Schedule 4;

         "INDENTURE"                    the indenture dated 27 June 2003 by and
                                        between MobiFon Holdings B.V., as
                                        issuer, and the Bank of Nova Scotia
                                        Trust Company of New York, as trustee;

         "INVESTOR RIGHTS AGREEMENT"    the Amended and Restated Investor Rights
                                        Agreement dated 24 January 2002, as
                                        amended on 25 September 2003, between
                                        TIW and the Investors (as defined
                                        therein);

         "LAW" in relation to any person, any law, statute, ordinance, treaty, rule or regulation, and any judgement, decision, award, order, decree, administrative guidance, licence, permit, authorisation, franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to, or binding upon, such person or any of its property or to which such person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein;

         "LOAN AGREEMENTS"              the loan facility agreements entered
                                        into between MobiFon and the Senior
                                        Lenders, all dated 27 August 2002, and
                                        the working capital facility agreements
                                        entered into between MobiFon and ABN
                                        AMRO Bank (Romania) S.A., dated 19

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                                        February 1999, and MobiFon and Citibank,
                                        dated 25 March 1999;

         "LOCK-UP SHARES"               as defined in Clause 8.10;

         "MAJOR SHAREHOLDERS"           Telesystem Ltd., U.F. Investments
                                        (Barbados) Ltd. and J.P. Morgan Partners
                                        (BHCA), L.P., and their respective
                                        Subsidiaries and Affiliates;

         "MANAGEMENT ACCOUNTS"          TIW's unaudited profit and loss account
                                        for the period ending September 30,
                                        2003;

         "MATERIAL ADVERSE CHANGE"      means, with respect to TIW, any event,
                                        circumstance, condition, fact, effect or other matter which has the effect of preventing in a material and adverse way
                                        TIW from performing and complying with
                                        any of its obligations under this
                                        Agreement and the TIW Czech Share
                                        Transfer, or which is reasonably likely
                                        to result in a Material Adverse Effect
                                        and means, with respect to EEIF and
                                        MobiFon Holding, any event,
                                        circumstance, condition, fact, effect or other matter which has the effect of preventing in a material and adverse way
                                        EEIF or MobiFon Holdings from performing and complying with any of their respective obligations under this
                                        Agreement;

         "MATERIAL ADVERSE EFFECT"      any effect that, individually or in the
                                        aggregate with other effects is, or is
                                        reasonably likely to be, materially
                                        adverse to the Financial Condition of
                                        TIW;

         "MOBIFON"                      as defined in recital (A);

         "MOBIFON SHARES"               as defined in Recital (A);

         "MOBIFON SHARE TRANSFER"       as defined in recital (B);

         "NASDAQ" Nasdaq SmallCap Market or Nasdaq National Market, as the case may be;

         "OFFERING"                     as defined in Clause 8.9;

         "PREMIUM ACQUISITION"          as defined in Clause 8.3.1;

         "PREMIUM EXCHANGE RATIO"       as defined in Clause 8.3.1;

         "PURCHASERS"                     means TIW and MobiFon Holdings;

         "QUEBEC ACT"                     as defined in Schedule 1, Part A;

         "QUEBEC REGULATION"              as defined in Schedule 1, Part A;

         "REGISTRATION RIGHTS AGREEMENT"  the Amended and Restated Registration
                                          Rights Agreement dated 14 December
                                          2001 between TIW and the Holders (as
                                          defined therein);

         "RIGHTS OFFERING"                as defined in Clause 8.2.3;

         "ROFR RIGHTS"                    as defined in Recital (E);

         "ROFR PROCEDURE"                 as defined in Schedule 1 Part A;

         "ROL"                            denotes the lawful currency from time
                                          to time of Romania;

         "SHARES"                         as defined in Clause 8.3

         "SHARE TRANSFER DOCUMENTS"       as defined in Clause 11.2.1;

         "SECURITIES LAWS"                collectively, the Securities Acts of
                                          the Provinces of Quebec and Ontario
                                          and the rules and regulations made
                                          thereunder, together with applicable
                                          published policy statements and orders
                                          of the securities commission or
                                          similar authority in each of the
                                          Provinces of Ontario and Quebec and
                                          the by-laws, rules and regulations of
                                          the TSX and Nasdaq, the 1934 Act and
                                          the 1933 Act;

         "SENIOR LENDERS"                 European Bank for Reconstruction and
                                          Development, Nordic Investment Bank
                                          and Export Development Canada;

         "SENIOR MANAGEMENT"              each of Bruno Ducharme, Andre Gauthier
                                          and Margriet Zwarts;

         "STATUTES"                       the statutes of MobiFon as amended
                                          from time to time;

         "SUBSIDIARY"                     means, (i) with respect to any
                                          specified person:

                                          any corporation, association or other
                                          business entity of which (a) more than
                                          50% of the voting power of the
                                          outstanding voting stock is owned,
                                          directly or indirectly, by such person
                                          and one or more other Subsidiaries of
                                          such person or (b) such person and one
                                          or more other

                                        Subsidiaries of such person has the
                                        right to appoint or remove a majority of the members of its board of directors or, in the case of an entity having a two-level board, its supervisory board; and

                                        (ii) with respect to any partnership,
                                        (a) the sole general partner or the
                                        managing general partner of which is
                                        such person or a Subsidiary of such
                                        person or (b) the only general partners
                                        of which are that person or one or more
                                        Subsidiaries of that person (or any
                                        combination thereof);

         "TAXES" all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or a deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto;

         "TERMINATION DATE"             30 June 2004, or such later date as the
                                        parties may agree;

         "TIW CZECH"                    as defined in Recital (C);

         "TIW CZECH SHARE
         SALE AND PURCHASE AGREEMENT"   the agreement entered into among TIW,
                                        ClearWave N.V., Emerging Europe
                                        Infrastructure Fund C.V. and EEIF Czech
                                        N.V. on the date of this Agreement and
                                        pertaining to the sale and purchase of
                                        TIW Czech Shares (as defined therein)
                                        and the subscription of TIW Shares (as
                                        defined therein);

         "TIW CZECH SHARE TRANSFER"     as defined in Recital (D);

         "TIW GROUP"                    TIW and its Subsidiaries, excluding the
                                        Dolphin Group;

         "TIW GROUP PUBLIC RECORDS"     as defined in paragraph 39 of Schedule 3
                                        Part A;

         "TIW SHARES"                   as defined in Clause 2.2;

         "TIW SECURITIES"               as defined in Clause 8.2.3;

         "TRANSFER NOTICE"              as defined in Schedule 1 Part A;

         "TSX"                          as defined in Schedule 1 Part A;

         "USD" denotes the lawful currency from time to time of the United States of America;

         "VOTING AGREEMENT"             the Voting Agreement dated 19 March 2003
                                        between ClearWave Holdings B.V. and
                                        EEIF;

         "WARRANTIES"                   the warranties set out in Schedules 3
                                        and 4;

         "1933 ACT"                     as defined in Clause 8.6.; and

         "1934 ACT"                     as defined in Clause 8.6.

1.2      Interpretation

         Any reference in this Agreement to:

         1.2.1    a "DAY" shall mean a calendar day;

         1.2.2 a "PARTY" or "PARTIES" shall, unless the context otherwise requires, be construed as a reference to a party or the parties (as the case may be) to this Agreement;

         1.2.3 a "PERSON" shall be construed as a reference to any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, company, Governmental Authority or other entity of any kind, and shall include any successor(by merger or otherwise) of such entity; and

         1.2.4 a document expressed to be in the "AGREED FORM" means a document in a form which has been agreed by the parties on or before execution of this Agreement and signed or initialled by them or on their behalf, for the purposes of identification.

1.3      Statutes

         Any references in this Agreement to statutory provisions shall be construed as references to those provisions as modified, amended or re-enacted from time to time.

1.4      Headings

         The Clause and Schedule headings are inserted for convenience of reference only and shall not affect the construction of this Agreement.

1.5      Documents

         Any reference in this Agreement to all or any documents or agreements shall be construed as a reference to those documents or agreements as the same may have been, or may be from time to time, amended, varied, supplemented, restated, novated or replaced in accordance with their respective terms and the terms of this Agreement.

1.6      Clauses and Schedules

         Unless the context otherwise requires, references to Recitals, Clauses and Schedules are references to recitals, clauses hereof and schedules hereto, and references to this Agreement include the Schedules.

1.7      Gender and Plurals

         Any reference to the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa).

1.8      Time

         Any reference to a time of day is a reference to London time.

1.9      References - General

         1.9.1 References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term

         1.9.2 The words "HEREOF", "HEREIN", "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.       SHARE TRANSFER

2.1 Subject to the ROFR Rights and the provisions of Clauses 2.2 and 8.5, on and with effect from Completion, EEIF hereby agrees to transfer the MobiFon Shares to MobiFon Holdings.

2.2 For each MobiFon Share transferred by EEIF to MobiFon Holdings, TIW shall issue to EEIF 1.164838 common shares of its share capital (the "EXCHANGE RATIO"), for, subject to the ROFR Rights and the provisions of Clause 8.5, an aggregate number of 12,971,119 common shares (the "TIW SHARES"), which, together with the Dividend Payment (as may be adjusted pursuant to Clause 8.4) and the payment under Clause 8.4.2 (as the case may be), represent the total consideration to be paid by, or on behalf of, MobiFon Holdings for the MobiFon Shares. If the ROFR Rights are exercised as a consequence of which less than 12,971,119 TIW Shares are issued to EEIF, the aggregate number of TIW Shares to

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

         be issued, based on the Exchange Ratio, shall be rounded-up to the nearest whole TIW Share.

3.       CONDITIONS PRECEDENT

3.1 The obligation of EEIF to transfer, subject to the provisions of Clause 8.5, the MobiFon Shares to MobiFon Holdings under Clause 2 is conditional on the satisfaction of the Conditions set out in Schedule 1 Part A on or before the Termination Date and the issue by TIW on Completion of the TIW Shares to EEIF under Clause 2.

3.2 The obligation of TIW to issue the TIW Shares to EEIF under Clause 2 is conditional on the satisfaction of the Conditions set out in Schedule 1 Part B on or before the Termination Date and the delivery by EEIF on Completion of, subject to the provisions of Clause 8.5, the MobiFon Shares to MobiFon Holdings under Clause 2.

3.3 The satisfaction of any Conditions set out in Schedule 1 Part A may be waived (with or without conditions) by EEIF by written notice to that effect to the Purchasers.

3.4 The satisfaction of any Conditions set out in Schedule 1 Part B may be waived (with or without conditions) by the Purchasers by written notice to that effect to EEIF.

3.5 The parties shall use their best efforts to ensure that the Conditions are satisfied as soon as possible after the date of this Agreement, and in any event by no later than the Termination Date. For the avoidance of doubt, neither EEIF nor the Purchasers shall have any obligation whatsoever to use best efforts to procure that the shareholders in MobiFon either waive or not exercise their ROFR Rights.

3.6 Should any party become aware of anything which will or may prevent any of the Conditions from being satisfied it shall forthwith disclose the same to the other parties.

4.       COMPLETION

4.1 Completion shall take place at the offices of MobiFon at City Business Centre, 3 Nerva Traian Street, Complex M101, Sector 3, 74228, Bucharest, Romania on the Completion Date or at such other place as shall be mutually agreed between the parties when all (but not some only) of the events described in this Clause 4 shall occur.

4.2 At Completion, EEIF shall deliver to TIW, or MobiFon Holdings, as the case may be, those documents and take those actions as set out in
         Schedule 2 Part B and shall transfer the MobiFon Shares to MobiFon Holdings with full title guarantee, free from any Encumbrances other than those created under the Loan Agreements, the Contract of Association or the Statutes and, together with all rights now or hereafter attaching or accruing thereto, including all rights to any dividend or other distribution declared, made or paid after the date of this Agreement.

4.3 At Completion, the Purchasers shall deliver to EEIF those documents and take those actions as set out in Schedule 2 Part A and TIW shall allot and issue the TIW Shares to EEIF as validly allotted and issued fully paid and non-assessable common shares of TIW, with full title guarantee, free from any Encumbrances, together with all rights now or hereafter attaching or accruing thereto, including all rights to any dividend or other distribution declared, made or paid after the date of this Agreement.

5.       WARRANTIES

5.1 TIW makes the Warranties set out in Schedule 3 Part A, subject to the disclosures set forth in Schedule 6, to and for the benefit of EEIF and its successors in title as of the date hereof and as of the Completion Date. TIW and MobiFon Holdings, jointly and severally, make the Warranties set out in Schedule 3 Part B, to and for the benefit of EEIF and its successors in title as of the date hereof and as of the Completion Date. The Warranties made by TIW and MobiFon Holdings as of the Completion Date shall be made subject to any further disclosures to EEIF on or before Completion in a form and substance satisfactory to EEIF. For the avoidance of doubt, any such further disclosures made to EEIF which are not in a form and substance satisfactory to EEIF shall entitle EEIF to elect not to proceed to Completion. For the purposes of repeating the Warranties as of the Completion Date, an express or implied reference in a Warranty to the "date of this Agreement" is to be construed as a reference to the Completion Date.

5.2 EEIF makes the Warranties set out in Schedule 4 to and for the benefit of the Purchasers and their successors in title as of the date hereof and as of the Completion Date. The Warranties made by EEIF as of the Completion Date shall be made subject to any further disclosures made to the Purchasers on or before Completion in a form and substance satisfactory to the Purchasers. For the avoidance of doubt, any such further disclosures made to the Purchasers which are not in a form and substance satisfactory to the Purchasers shall entitle the Purchasers to elect not to proceed to Completion. For the purposes of repeating the Warranties as of the Completion Date, an express or implied reference in a Warranty to the "date of this Agreement" is to be construed as a reference to the Completion Date.

5.3 The parties are aware and acknowledge that they have entered into this Agreement in reliance on the Warranties given by each relevant party to the other which have induced it to enter into this Agreement.

5.4 The rights and remedies of a party in respect of any breach of the Warranties by the other party shall not be affected by any information of which such non-breaching party has knowledge (however acquired and whether actual, imputed or constructive) relating to the other party or the transactions contemplated in this Agreement, and shall survive Completion and shall not in any respect be extinguished or affected in any way by Completion. Each of TIW, MobiFon Holdings and EEIF acknowledges that, at the date hereof, it does not have knowledge of, nor has it been informed in writing by its advisors that such advisors are aware of, any breach or potential breach of Warranty and such acknowledgement shall be deemed repeated by each party as of the Completion Date.

5.5      Each of the Warranties set out in each paragraph of Schedule 3 and
         Schedule 4 are separate and independent and unless otherwise expressly provided shall not be limited by reference to any other Warranty or anything in this Agreement.

5.6 If in respect of, or in connection with, any breach of any of the Warranties any sum payable by way of compensation is subject to Taxes (which definition shall, for the purpose of this Clause 5.6 only, not include tax on net income), then any such further amount shall be paid so as to secure that the net amount received is equal to the amount of compensation due to it in respect of such breach, less any sums recovered under insurance policies held by the party not in breach.

6.       TERMINATION

6.1 If, on or before the Completion Date, either the Purchasers or EEIF consider that the other is in breach of a Warranty or another provision of this Agreement, the effect of which is to give rise to a Material Adverse Change, the non-breaching party may by written notice to the other parties hereto elect to proceed to Completion or terminate this Agreement.

6.2 If Completion does not occur on or before the Termination Date this Agreement shall terminate.

6.3 If either the Purchasers or EEIF terminate this Agreement pursuant to Clause 6.1 or this Agreement terminates automatically by virtue of Clause 6.2, each party's further rights and obligations cease immediately on termination, provided however, that (i) termination does not affect a party's accrued rights and obligations at the date of termination and that Clauses 10 (Notices), 11.2 (Entire Agreement), 12 (Governing Law and Dispute Resolution) and 13 (Exclusion of Contract (Rights of Third Parties) Act 1999) shall survive beyond such termination.

6.4 Except as set out in this Clause 6, no party may terminate or rescind this Agreement, either before or after Completion.

7.       INDEMNIFICATION

         Without diminishing the obligations of any party to mitigate any loss, in the event that any of the Indemnity Warranties are breached by the Purchasers or EEIF (the "BREACHING PARTY") respectively, the Breaching Party agrees to indemnify the other party (the "NON-BREACHING PARTY") from and against:

                  (a) the entirety of any losses, excluding any consequential losses, which the Non-Breaching Party actually suffers and which result from, arise out of, relate to or are caused by the breach of an Indemnity Warranty; and

                  (b) all direct costs which the Non-Breaching Party may incur whether before or after the start of an action in connection with (i) the settlement of a claim against the Breaching Party in respect of a breach or an alleged breach of an Indemnity Warranty or the enforcement of a settlement; and (ii) legal proceedings against the Breaching Party in respect of a breach or an alleged breach of an Indemnity Warranty in which judgement is given for the Non-Breaching Party or the enforcement of the judgement.

8.       COVENANTS

8.1      PRE-COMPLETION COVENANTS

         8.1.1 Between the date hereof and the Completion Date, each party hereto covenants and agrees that it shall promptly notify the other parties of the occurrence, or non-occurrence of any event, which would be likely to cause any Conditions to be satisfied by it not to be satisfied;

         8.1.2 EEIF hereby covenants and agrees that it will send the Transfer Notice to all MobiFon shareholders as soon as practicable after the date hereof and in any event, no later than the third Business Day thereafter.

8.2      BUSINESS OF TIW

         TIW covenants and agrees:

         8.2.1 to, between the date hereof and Completion, use its best efforts to ensure that no dividends are declared or paid or share repurchases commenced or carried out or any other distributions are declared or made by TIW;

         8.2.2 to, between the date hereof and Completion, not amend its governing instruments;

         8.2.3 to, between the date hereof and Completion, conduct its business in the ordinary and usual course and so as to maintain the same as a going concern and, in particular, TIW covenants and agrees not to issue, pursuant to a rights offering or similar transactions (a "RIGHTS OFFERING") offered to all its then existing shareholders, any common shares of TIW or securities convertible into common shares of TIW (the "TIW SECURITIES") at a discount of more than 10% to the then market price of the TIW's common shares on the TSX or Nasdaq, whichever is the lower, at the time the transaction is publicly announced, unless TIW has offered EEIF the right to acquire that number of TIW Securities needed by EEIF to maintain the same proportionate equity interest in TIW it will have after completion of the MobiFon Share Transfer and TIW Czech Share Transfer, under the same terms and conditions as the Rights Offering.

         8.2.4 to, from the date hereof, ensure that, except as otherwise expressly permitted under the US Foreign Corrupt Practices Act 1977 as amended, no money or any other thing of value is offered, promised or given, directly or indirectly, by any member of the TIW Group to:

                  (a)      any governmental official;

                  (b)      any political party or official thereof;

                  (c)      any candidate for political office; or

                  (d) any other person, while knowing or having reason to know that all or a portion of such money or thing of value will be offered, promised or given, directly or indirectly, to any of those listed in items (a) through (c) above;

                  in each case, for the purpose of influencing any action, omission or decision by the recipient in order to either obtain or retain business or to direct business to another;

         8.2.5 to, from the date hereof, ensure that every member of the TIW Group will operate its business in compliance or accordance with (i) applicable environmental, health and safety requirements in effect from time to time in the country or countries where such business is undertaken and (ii) the World Bank Group's applicable environmental, health and safety guidelines;

8.3      MOST FAVOURED NATION TREATMENT

         If, at any time on or before December 31, 2004, TIW directly or indirectly acquires ordinary shares in the share capital of MobiFon or other securities of MobiFon derived from those ordinary shares (the "SHARES") from another holder of Shares (other than Vodafone or any shareholder that holds less than 1% of the outstanding MobiFon Shares) (the "EXCHANGING SHAREHOLDER") in one or a series of related transactions in circumstances where:

         8.3.1 (i) in the case where the Shares are acquired by TIW in exchange for common shares of TIW and the exchange ratio is more favourable to the Exchanging Shareholder than the Exchange Ratio (as adjusted to reflect any stock-split, consolidation or similar events affecting the share capital of TIW or MobiFon); or (ii) the Shares are acquired for cash, or a combination of common shares of TIW and cash, the value of the consideration received for the Shares, if translated into a number of common shares of TIW using the volume weighted average trading price of TIW's common shares on the TSX during the 15 trading days ended on the third trading day prior to the completion of such transaction (or on Nasdaq, whichever organised market has the greater volume of trades of TIW's common shares during such period), would result in an exchange ratio for the Shares more favourable to the Exchanging Shareholder than the Exchange Ratio (as adjusted to reflect any stock-split, consolidation or similar events affecting the share capital of TIW or MobiFon) (each such transaction hereinafter referred to as a "PREMIUM ACQUISITION" and the effective exchange ratio of common shares of TIW per Share in each such Premium Acquisition hereinafter referred to as a "PREMIUM EXCHANGE RATIO"), then TIW shall (a) immediately notify EEIF of such Premium Acquisition and the terms of the Premium Acquisition (including the Premium Exchange Ratio) and shall, as soon as practicable thereafter, provide EEIF with any documentation evidencing the Premium Acquisition; and (b) within 30 days of TIW completing the Premium Acquisition, TIW shall deliver to EEIF an additional number of common shares of TIW equal to the product of (i) the number of MobiFon Shares transferred to MobiFon Holdings pursuant to this

                  Agreement, and, (ii) the positive difference, if any, between:
                  (A) the Premium Exchange Ratio; and (B) the Exchange Ratio;

         8.3.2 the Exchanging Shareholder is granted (i) less restrictive lock-up obligations on common shares of TIW it receives in exchange for its Shares than those imposed upon EEIF pursuant to this Agreement, (ii) more favourable listing and registration rights for the common shares of TIW it receives in exchange for its Shares than those granted to EEIF by way of adhering to the Registration Rights Agreement (as amended) or (iii) more favourable governance and co-sale rights than those granted to EEIF by way of adhering to the Investor Rights Agreement (as amended), then TIW shall (a) immediately notify EEIF of such more favourable terms and shall, as soon as practicable thereafter, provide EEIF with any documentation evidencing such terms, and (b) within 30 days of TIW completing the more favourable transaction, TIW shall ensure that EEIF is afforded the same rights as those afforded to the Exchanging Shareholder, provided however that the Exchanging Shareholder will not be deemed to have been granted more favourable rights or treatment than EEIF under 8.3.2 (i), (ii) or (iii) only by reason of having received cash in partial or total consideration for its Shares.

         8.3.3 there shall occur: (i) a reclassification of the common shares of TIW, (ii) an exchange of the common shares of TIW into other shares or other securities of TIW or another entity, or
                  (iii) a consolidation, amalgamation or merger of TIW with or into another entity (each a "REORGANIZATION EVENT"), then, in the event EEIF becomes entitled to receive common shares of TIW under Clause 8.3.1, EEIF shall instead be entitled to receive and shall accept, in lieu of common shares of TIW, such other securities which EEIF would have been entitled to receive as a result of such Reorganization Event had EEIF been a holder of common shares of TIW at the time of such Reorganization Event. For the avoidance of doubt, in calculating the number of securities EEIF is entitled to receive upon a Premium Acquisition in the context of a Reorganization Event, the method applied for TIW's common shares under Clause 8.3.1(ii) shall be used mutatis mutandis.

8.4      EEIF-MOBIFON DIVIDEND

         8.4.1 Subject to Clauses 8.4.2 and 8.4.3, TIW and MobiFon Holdings, jointly covenant and agree to pay EEIF the amount of any dividends declared and paid in 2004 on the MobiFon Shares to MobiFon Holdings, up to an aggregate maximum amount of USD 5,200,000 (the "EX-DIVIDEND AMOUNT"), less the amount representing the dividends declared and paid in 2004 on the MobiFon Shares and subsequently paid to EEIF as a MobiFon shareholder of record (the "EEIF-MOBIFON DIVIDEND") (such payment being the "DIVIDEND PAYMENT"). The Dividend Payment shall be made in cash by electronic funds transfer to such bank account as specified by EEIF no later than 30 days following receipt by MobiFon Holdings of any such dividend.

         8.4.2 Subject to Clause 8.4.3, TIW and MobiFon Holdings hereby further covenant and agree that in the event that, by the end of 2004, the sum of the EEIF-MobiFon Dividend and the Dividend Payment is less than the Ex-Dividend Amount, then MobiFon Holdings, or such other entity as MobiFon Holdings may direct (provided, however that such other entity must be (i) Subsidiary of TIW and (ii) duly formed and validly existing under the laws of The Netherlands), shall deliver to EEIF the difference by electronic funds transfer to such bank account as specified by EEIF on or prior to January 15, 2005.

         8.4.3 In the event that the ROFR Rights are exercised as a consequence of which MobiFon Holdings acquires less than all of the MobiFon Shares, the Ex-Dividend Amount shall be reduced by the same proportion that the number of MobiFon Shares acquired pursuant to the ROFR Procedure by shareholders of MobiFon other than MobiFon Holdings represent over 11,135,555.

         8.4.4 In the event that the EEIF-MobiFon Dividend exceeds the Ex-Dividend Amount, EEIF hereby covenants and agrees to pay the difference to MobiFon Holdings in cash by electronic funds transfer to such bank account as specified by MobiFon Holdings no later than 30 days following receipt by EEIF of any such amount of dividend exceeding the Ex-Dividend Amount.

8.5      ROFR EXERCISE.

         8.5.1 In the event that (a) the ROFR Rights are exercised by any shareholder of MobiFon or (b) all shareholders, other than MobiFon Holdings, have not waived their ROFR Rights on the last Business Day prior to the expiration of such ROFR Rights:
                  (i) MobiFon Holdings hereby covenants and agrees to exercise its ROFR Rights, conditional on the exercise of ROFR Rights by any other MobiFon shareholders, and purchase the maximum number of MobiFon Shares it is allowed to purchase thereunder;
                  (ii) TIW and MobiFon Holdings hereby covenant and agree that the total consideration for such MobiFon Shares shall be fully and completely satisfied by (x) the issue by TIW of TIW Shares to EEIF on the basis of the Exchange Ratio (such issue of TIW Shares being, unless EEIF agrees otherwise, the only acceptable form of consideration for the transfer of the MobiFon Shares apart from the payments described in (y) below) and (y) subject to Clause 8.4.3, the Dividend Payment and the payment under Clause 8.4.2; and (iii) EEIF covenants and agrees to transfer the relevant number of MobiFon Shares to MobiFon Holdings and accept in payment the consideration described in (ii) above; provided however that all terms and conditions of this Agreement apply mutatis mutandis to the transactions resulting from the exercise of ROFR Rights by MobiFon Holdings.

         8.5.2 Consideration for the transfer of MobiFon Shares to MobiFon Holdings upon exercise of its ROFR Rights shall be as described in 8.5.1(ii) above, regardless of whether the "Fair Market Value" of the MobiFon Shares is determined pursuant to the Contract of Association, and regardless of whether such Fair Market Value is higher or lower than the cash equivalent of the consideration described in

                  8.5.1(ii) above. EEIF agrees that it will accept as consideration for the transfer of MobiFon Shares to any shareholder (other than MobiFon Holdings) that exercises its ROFR Rights the lesser of (1) Fair Market Value determined pursuant to the Contract of Association and (2) the cash equivalent of the consideration described in 8.5.1(ii) above, at such shareholder's option.

8.6      RULE 144 INFORMATION RIGHTS. At any time when TIW is neither subject to
         Section 13 or 15(d) of the United States Securities Exchange Act of 1934 (the "1934 ACT"), nor exempt from the filing requirements of the 1934 Act pursuant to Rule 12g3-2(b) thereunder, TIW agrees to furnish holders and prospective purchasers of TIW Shares with the information required by Rule 144A(d)(4) under the United States Securities Act of 1933 (the "1933 ACT").

8.7      TIW SHARES.

         8.7.1 TIW hereby covenants and agrees that it will use its best efforts to obtain the acceptance for listing of the TIW Shares on the TSX as soon as possible.

         8.7.2    EEIF hereby covenants and agrees that:

                  (a) if required by any applicable securities laws or regulations, it will assist TIW or MobiFon Holdings, as the case may be, in filing such reports, undertakings and other documents with respect to the transfer of the Shares and the issue of the TIW Shares as may be required of TIW or MobiFon Holdings, as the case may be, by any relevant securities commission or other regulatory authority, it being understood that TIW will be solely responsible for all expenses associates with such filings.

                  (b) it will not resell the TIW Shares in Canada or in the United States except in accordance with Securities Laws.

8.8 CHANGE OF CONTROL. TIW covenants and agrees that if, between the date hereof and Completion, TIW or its shareholders enter into an agreement or series of related agreements, whether by way of a take-over bid, a merger or otherwise, the result of which would be that any "person" or "group" (as that term is used in Section 13(d)(3) of the 1934 Act) other than the Major Shareholders when taken as a group, becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50% of the common shares of TIW or otherwise acquires Control of TIW, TIW will ensure that EEIF participates in such transaction on the same proportionate terms and conditions as if it had completed the MobiFon Share Transfer and the TIW Czech Share Transfer.

8.9 OTHER LIQUIDITY EVENT. TIW covenants and agrees that if, between the date hereof and Completion, TIW completes an offering of its common shares (or securities exchangeable or convertible into common shares) the proceeds of which are to be used by TIW, in whole or in part, to purchase for cash, directly or through a Subsidiary, the MobiFon shares held by other MobiFon shareholders (the "OFFERING"), it will offer EEIF the opportunity to accept, in lieu of TIW Shares under Clauses 2 and 8.5, a cash payment (the

         "CASH OPTION") equal to, for every TIW Share EEIF would have been entitled to receive under Clause 2 or 8.5, the net proceeds to be received by TIW for every common share issued under the Offering, such offer (the "CASH OPTION OFFER") to be in writing. The Cash Option will apply only to that number of MobiFon Shares that, after being converted into a number of TIW Shares using the Exchange Ratio, EEIF would have been entitled to sell under the Registration Rights Agreement as a party thereof and had all the Holders (as defined in the Registration Rights Agreement) requested to have their Registrable Securities (as defined in the Registration Rights Agreement) sold in the Offering. EEIF shall have a period of five Business Days from the receipt by it of the Cash Option Offer to accept the Cash Option Offer by giving written notice of its acceptance to TIW. Completion of the transfer of MobiFon Shares pursuant to the Cash Option Offer shall be subject to compliance with the ROFR Procedure.

8.10 LOCK-UP. EEIF covenants and agrees to not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any common shares of TIW (including, without limitation, common shares of TIW that may be deemed to be beneficially owned by EEIF in accordance with the rules and regulations of the United States Securities and Exchange Commission and common shares of TIW that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for common shares of TIW owned by EEIF on the consummation of, the MobiFon Share Transfer and the TIW Czech Share Transfer, or (2) enter into any swap or other derivatives transaction that transfers to another person, in whole or in part, any of the economic benefits or risks of ownership of such common shares of TIW, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares of TIW or other securities, in cash or otherwise, for a period of six (6) months from the Completion Date, without the prior written consent of TIW, unless it does so in accordance with applicable Securities Laws and (i) pursuant to its tag-along right under section 6.1 of the Investor Rights Agreement, substantially in the form attached hereto as Schedule 7 of this Agreement; (ii) pursuant to its piggyback registration rights under section 3 of the Registration Rights Agreement, substantially in the form attached hereto as Schedule 8 of this Agreement; or (iii) if TIW acquires Shares from an Exchanging Shareholder for total or partial cash consideration (except under an Offering), provided that EEIF will only be released from this lock-up provision with respect to the percentage of common shares of TIW that EEIF holds that is equal to the percentage of Shares of the Exchanging Shareholder that is purchased for cash by TIW.

9.       LIMITATIONS ON LIABILITY

9.1 No party hereto shall be liable in respect of a claim for breach of the Warranties or any other provision of this Agreement (a "RELEVANT CLAIM") unless and until (i) such Relevant Claim is capable of being quantified or is ascertained or ascertainable at the time of the Relevant Claim; (ii) the amount that would otherwise be recoverable from the Purchasers or EEIF, as the case may be (but for this Clause 9.1) in respect of that claim, when aggregated with any other amount or amounts recoverable in respect of other claims of such party under this Agreement or the TIW Czech Share Sale and Purchase Agreement, exceeds

         USD 1,000,000 and (iii) the amount of each such claim exceeds USD 100,000; provided that the Purchasers' joint total liability and EEIF's (jointly with EEIF Czech and EEIF CV) total liability shall, respectively, be limited to USD 42,500,000, in respect of all claims under this Agreement and the TIW Czech Share Sale and Purchase Agreement.

9.2 No party shall be liable in respect of a Relevant Claim unless the party intending to bring a claim has given the party in breach written notice of that Relevant Claim as soon as is reasonably practicable after becoming aware of such claim, stating in reasonable detail the nature of the claim and, if practicable, the amount claimed:

         9.2.1 in respect of a claim for breach of Warranty by TIW relating to Taxes on or before the later of the expiry of the applicable limitation or prescription period provided under applicable Law;

         9.2.2 in respect of another claim, on or before the later of April 30, 2005 or 60 days after the Company's audited accounts for the year ended 31 December 2004 have been released.

9.3 No party shall be liable in respect of any Relevant Claim (if not previously satisfied, settled or withdrawn) unless the party intending to bring a claim has referred such claim to arbitration in accordance with Clause 12.2, within twelve months of the service of notice of that Relevant Claim under Clause 9.2.

9.4 The Purchasers shall not be liable in respect of a Relevant Claim if and to the extent that the Accounts or the Management Accounts make an adequate allowance, provision or reserve in respect of the matter giving rise to the Relevant Claim or was referred to in the notes to the Accounts or the controller's report on the Management Accounts, a true and complete copy of which have been delivered to EEIF and have been initialled for the purposes of identification.

9.5 No party shall be liable to the extent that the matter giving rise to the claim arises as a consequence of any breach by the party seeking to enforce the claim of its obligations under this Agreement.

9.6 The parties agree that, in respect of any matter which may give rise to a liability under this Agreement including a claim under this Agreement no such liability shall be met more than once.

9.7 Save for the notice requirement under Clause 9.2, this Clause 9 does not apply in respect of a claim involving or relating to breach of an Indemnity Warranty.

10.      NOTICES

10.1 Any notice, communication or other document required to be given or served under this Agreement ("NOTICE") shall be in writing in English duly signed by or on behalf of the party giving it and may be delivered to any party by sending it by commercial courier or by facsimile to such party (with a copy by e-mail at the sole discretion of the party giving the Notice and provided that a failure to send a copy by e-mail shall not otherwise invalidate such Notice) at its address set forth below (or at its new address, as notified to each of the other parties in writing in accordance with this Clause):

10.1.1   in the case of EEIF, to:

                  c/o Amicorp
                  Professor Bavincklaan 7
                  1183 AT Amstelveen
                  The Netherlands

                  Tel: +31 20 301 3602
                  Fax: +31 20 301 3613
                  Attn: Antonie Schuller

                  With a copy to:

                  Emerging Markets Partnership (Europe) Limited
                  161, Brompton Road
                  London SW3 1EX
                  United Kingdom

                  Tel:     +44 20 7886 3600
                  Fax:     +44 20 7886 3639
                  Attn:    Colin Hewett

10.1.2   in the case of TIW, to:

                  Telesystem International Wireless Inc.
                  1250 Rene Levesque Street West, 38th Floor
                  Montreal, Quebec
                  Canada H3B 4W5

                  Tel:     +1 514 673 8497
                  Fax:     +1 514 673 8314
                  Attn:    General Counsel

10.1.3   in the case of MobiFon Holdings, to:

                  c/o Telesystem International Wireless Inc.
                  1250 Rene Levesque Street West, 38th Floor
                  Montreal, Quebec
                  Canada H3B 4W5

                  Tel:     +1 514 673 8497
                  Fax:     +1 514 673 8314
                  Attn:    General Counsel

10.2 Any Notice given by commercial courier shall be deemed to have been delivered on the second Business Day following the date it is dispatched and any Notice given by facsimile shall be deemed to have been delivered on the date that the facsimile is dispatched and confirmation of receipt (electronic or otherwise) is received and provided that if deemed receipt occurs before 9.00 a.m. on a Business Day the notice shall be deemed to have been received at 9.00 a.m. on that day, and if deemed receipt occurs after 5.00 p.m. on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9.00 a.m. on the next Business Day.

10.3 Any Notice given by EEIF to either TIW or MobiFon Holdings will be deemed to be given to both Purchasers and any Notice given to EEIF by either TIW or MobiFon Holdings will be deemed to be given by both Purchasers.

11.      GENERAL PROVISIONS

11.1     Successors and Assigns

         No party shall be entitled to assign any of its rights and obligations under this Agreement without the prior written consent of each of the other parties, provided, however, that either party may assign any of its rights and obligations under this Agreement to one or more of its Affiliates. This Agreement shall be binding upon the parties and their respective successors and permitted assigns.

11.2     Entire Agreement

         11.2.1 This Agreement and the documents which are required by its terms to be entered into by the parties or any of them or which are referred to in this Agreement (together the "SHARE TRANSFER DOCUMENTS") constitute the entire agreement and understanding of the parties in connection with the exchange of the shares and other matters described in them and supersede any previous agreement between the parties relating to the subject matter of this Agreement.

         11.2.2 Each party acknowledges and agrees that it has not entered into the Share Transfer Documents or any of them in reliance on any agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever (whether or not in writing, whether express or implied, and whether or not in draft form) made or given by any person at any time prior to the execution of this Agreement in connection with the transactions described in the Share Transfer Documents (a "PRE-CONTRACTUAL STATEMENT"), which is not expressly set out in the Share Transfer Documents (or any of them). Each party irrevocably and unconditionally waives any claims, rights or remedies which it may otherwise have in relation to a Pre-Contractual Statement; provided always that this Clause 11.2 shall not exclude or limit any liability or any right which any party may have in respect of a Pre-Contractual Statement made or given fraudulently or dishonestly in circumstances where there has been wilful concealment.

11.3     Amendments

         Any amendment of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by all the parties hereto.

11.4     Waiver

         No delay or failure by any party to this Agreement to exercise any of its powers, rights or remedies under this Agreement shall operate as a waiver of them, nor shall any single or partial exercise of any such powers, rights or remedies preclude any other or further exercise of them. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. No waiver by a party of any breach by the other party of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision of this Agreement.

11.5     Time of essence

         Time is of the essence of this Agreement in respect of any date or period mentioned in this Agreement and any date or period substituted by written agreement between the parties or otherwise.

11.6     Partnership

         Nothing in this Agreement shall be deemed to constitute a partnership between the parties (or any of them) nor constitute any party the agent of any other party (unless otherwise expressly provided) or otherwise entitle any party to have authority to bind any other party for any purpose.

11.7     Disclosure

         The parties acknowledge that a letter agreement dated 4 November 2003 was signed, pertaining to the treatment of confidential information, which provisions shall form an integral part hereof (the "NON-DISCLOSURE AGREEMENT"). The parties further acknowledge that (i) the terms and conditions of this Agreement are strictly confidential and agree to hold such terms and conditions in strict confidence and not to disclose them to any person, except as may be otherwise permitted by this Agreement or required by law (including without limitation any order of a court of competent jurisdiction) or by the rules of any recognized stock exchange, or governmental or other regulatory body, other than their respective shareholders, employees and representatives, it being understood that the disclosing party shall have the obligation to inform any person to whom the terms and conditions of this Agreement are disclosed of the confidential nature thereof; and (ii) neither party shall make any announcement with regard to the this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other party hereto.

11.8     Further Assurances

         Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

11.9     Invalidity of Provision

         The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

11.10    Counterparts

         This Agreement may be executed in any number of counterparts or facsimile duplicates each of which shall be an original but such counterparts or facsimile duplicates shall together constitute one and the same agreement.

11.11    Costs

         EEIF and the Purchasers shall each be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and execution of this Agreement and the finalization of the transactions contemplated hereby (including the TIW Czech Share Transfer), provided however that the Purchasers shall be responsible for (i) all expenses relating to the fulfilment of the conditions provided in Schedule 1, Part A, paragraphs 2 and 3 and (ii) the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) of EEIF up to, but not in excess of (pound)50,000. Notwithstanding the foregoing, in the event that this Agreement is not completed as a result of EEIF's actual or constructive withdrawal from negotiations or its unwillingness to complete the transactions contemplated hereby then the Purchasers shall not be obligated to pay any expenses of EEIF as provided in sub-Clause
         (ii) hereof.

12.      GOVERNING LAW AND DISPUTE RESOLUTION

12.1     English Law

         This Agreement shall be governed by, and construed in all respects in accordance with, the laws of England.

12.2     Arbitration

         Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules, which rules are deemed to be incorporated by reference into this Clause.

         12.2.1   The number of arbitrators shall be 3 (three).

         12.2.2   The seat, or legal place, of arbitration shall be London.

         12.2.3 The language to be used in the arbitral proceedings shall be English.

         12.2.4 Notwithstanding the above, any of the interim or conservatory measures of the parties arising out of or relating to this Agreement may, at the option of any of the parties, be enforced by the parties in the courts of England or in any other courts having jurisdiction. The Purchasers hereby irrevocably designate, appoint and empower Law Debenture Corporate Services Limited at its registered office (being, on the date hereof, at 100 Wood Street, 5th Floor, London EC2V 7EX, England), to act as their authorised agent to receive service of process and any other legal summons in England. EEIF hereby irrevocably designates, appoints and empowers Emerging Markets Partnership (Europe) Limited at its place of business (being, on the date hereof, at 161 Brompton Road, London SW3 1EX) to act as its authorised agent to receive service of process and any other legal summons in England. Each of the parties covenants and agrees that, so long as it has any obligation under this Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in any legal action or proceeding brought by the other parties in England in respect of this Agreement and shall keep the parties advised of the identity and location of such agent.

         12.2.5 Each of the parties represents and warrants to the other parties that this Agreement and their obligations hereunder are commercial obligations, and confirm that they are not entitled to claim immunity from legal proceedings in an action brought for the enforcement of this Agreement.

13.      EXCLUSION OF CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person who is not a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

IN WITNESS WHEREOF, the parties hereto, being duly authorised, intending to be legally bound, have caused this Agreement to be duly executed and delivered as a deed on the date first above written.

                                   SCHEDULE 1

                              CONDITIONS PRECEDENT

                                     Part A

                          Conditions in favour of EEIF

1. There is no order of any court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Law which, would prevent the transfer of the MobiFon Shares, the issue of the TIW Shares, or material compliance by the parties of their obligations under this Agreement.

2. TIW has obtained conditional listing approval and acceptance of the private placement notice from the Toronto Stock Exchange (the "TSX") and similar approvals from Nasdaq, as may be required, for the issuance of the common shares of TIW under the MobiFon Share Transfer and the TIW Czech Share Transfer.

3. The Commission des valeurs mobilieres du Quebec ("CVMQ") has not objected to the information filed by TIW under Section 12 of the Securities Act (Quebec) (the "QUEBEC ACT") and section 115 of the regulation respecting securities (Quebec) (the "QUEBEC REGULATION") in connection with the issuance of the TIW Shares or, if the CVMQ has objected to the information filed by TIW and required the filing of a prospectus to qualify the issuance of such TIW common shares, then TIW shall have filed such prospectus with the CVMQ on or before the Completion Date;

4. All consents, approvals and authorisations required for Completion under the Loan Agreements, any other financing agreements TIW or any of its Subsidiaries is party to or under the Contract of Association or the Statutes have been obtained.

5. Notice of this Agreement and the transfer of the MobiFon Shares contemplated herein shall have been duly given in accordance with the provisions of the Contract of Association (the "TRANSFER NOTICE") and either (i) 30 days have passed since the last MobiFon shareholder received the Transfer Notice, and no shareholder has exercised its ROFR Rights; (ii) MobiFon Holdings and at least one other MobiFon shareholder have exercised their ROFR Rights and 30 days have passed since the last MobiFon shareholder received the Transfer Notice (notwithstanding that the procedure for determining Fair Market Value (as defined in the Contract of Association) is still underway); or
         (iii) all shareholders shall have unconditionally and irrevocably waived, in a manner satisfactory to EEIF, all of their ROFR Rights in relation to the transfers of the MobiFon Shares contemplated by this Agreement.

6. The TIW Czech Share Sale and Purchase Agreement shall have been duly executed by TIW and ClearWave.

                                     Part B

                     Conditions in favour of the Purchasers

1. There is no order of any court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Law which would prevent the transfer of the MobiFon Shares, the issue of the TIW Shares, or material compliance by the parties of their respective obligations under this Agreement.

2. TIW has obtained conditional listing approval and acceptance of the private placement notice from the TSX and similar approvals from Nasdaq, as may be required, for the issuance of the common shares of TIW under the MobiFon Share Transfer and the TIW Czech Share Transfer.

3. The CVMQ has not objected to the information filed by TIW under Section 12 of the Quebec Act and section 115 of the Quebec Regulation in connection with the issuance of the TIW Shares or, if the CVMQ has objected to the information filed by TIW and required the filing of a prospectus to qualify the issuance of such TIW common shares, TIW will have filed such prospectus with the CVMQ on or before the Completion Date.

4. The Transfer Notice shall have been duly given in accordance with the provisions of the Contract of Association and either (i) 30 days have passed since the last MobiFon shareholder received the Transfer Notice, and no shareholder has exercised its ROFR Rights; (ii) MobiFon Holdings and at least one other MobiFon shareholder have exercised their ROFR Rights and 30 days have passed since the last MobiFon shareholder received the Transfer Notice (notwithstanding that the procedure for determining Fair Market Value (as defined in the Contract of Association) is still underway); or (iii) all shareholders shall have unconditionally and irrevocably waived, in a manner satisfactory to TIW and MobiFon Holdings, all of their ROFR Rights in relation to the transfers of the MobiFon Shares contemplated by this Agreement.

5. All consents, approvals and authorisations required for Completion under the Loan Agreements, any other financing agreements TIW or its Subsidiaries is party to or under the Contract of Association or the Statutes have been obtained.

                                   SCHEDULE 2

             DOCUMENTS TO BE EXECUTED AND/OR DELIVERED AT COMPLETION

                                     PART A

DOCUMENTS TO BE EXECUTED AND/OR DELIVERED BY TIW:

1. Deliver to EEIF as evidence of the authority of each person executing this Agreement and/or a document referred to in this schedule on TIW's behalf, a copy of or extract from the minutes of a duly held meeting of the board of directors authorising the execution of the Agreement and conferring the authority to the signatory to sign on TIW's behalf, certified to be a true copy by the secretary of TIW.

2.   Deliver to EEIF:

2.1 a certificate of an officer of TIW in the agreed form confirming (i) the accuracy of the Warranties in Schedule 3 Part A and B as at Completion and (ii) there has not occurred any Material Adverse Change since the date of this Agreement; and

2.2 legal opinions issued by Fasken Martineau DuMoulin and addressed to EEIF in relation to TIW in form and substance satisfactory to EEIF acting reasonably.

3. Execute and deliver the TIW Czech Share Sale and Purchase Agreement dated as of the date hereof.

4. Deliver the share certificate(s) in relation to the TIW Shares which certificate(s) evidence the transfer restrictions provided for under Clause 8.10.

5. Deliver the amended and restated versions of the Investor Rights Agreement and Registration Rights Agreement, countersigned by the parties currently party to those agreements, other than CDPQ Capital Communications Inc. in the case of the Registration Rights Agreement, substantially in the form attached hereto as Schedules 7 and 8.

6. Execute, or have the relevant TIW's Subsidiary execute, and deliver termination agreements for the Exit Deed, the Deed of Undertaking and the Voting Agreement.

DOCUMENTS TO BE EXECUTED AND/OR DELIVERED BY MOBIFON HOLDINGS:

1. Deliver to EEIF as evidence of the authority of each person executing this Agreement and/or a document referred to in this schedule on MobiFon Holdings's behalf, a copy of or extract from the minutes of a duly held meeting of the directors or governing body of MobiFon Holdings authorising the execution of the Agreement and conferring the authority to the signatory to sign on MobiFon Holdings's behalf, certified to be a true copy by the secretary or a director of MobiFon Holdings.

2.   Deliver to EEIF:

2.1 a certificate of an officer of MobiFon Holdings in the agreed form confirming (i) the accuracy of the Warranties in Schedule 3 Part B as at Completion and (ii) there has not occurred any Material Adverse Change since the date of this Agreement; and

2.2 legal opinions issued by Stibbe and addressed to EEIF in relation to MobiFon Holdings in form and substance satisfactory to EEIF acting reasonably.

3.   Deliver to MobiFon

3.1 a notarised and apostilled power of attorney in favour of the person executing any other document referred to in this schedule, translated into Romanian by a certified translator whose signature is authenticated by a Romanian notary; and

3.2 an extract or copy of minutes of MobiFon Holdings' board (or other governing body) which evidence the intent of MobiFon Holdings to purchase the MobiFon Shares.

4. Sign the MobiFon shareholders registry and endorse the share certificates to evidence the transfer of ownership of the MobiFon Shares to MobiFon Holdings.

5. Deliver the signed share certificates for the MobiFon Shares to the representative of the Senior Lenders.

                                     PART B

DOCUMENTS TO BE EXECUTED AND/OR DELIVERED BY EEIF:

1. Deliver to the Purchasers as evidence of the authority of each person executing this Agreement and/or a document referred to in this schedule on EEIF's behalf:

1.1 a copy of or extract from the minutes of a duly held meeting of the directors or governing body of EEIF authorising the execution of this Agreement, certified to be a true copy by secretary or a director of EEIF; and

1.2      a power of attorney conferring the authority to sign on EEIF's behalf.

2.   Deliver to MobiFon:

2.1 an extract or copy of minutes of EEIF's board (or other governing body) decision confirming its intent to transfer the MobiFon Shares;

2.2 a notarised and apostilled power of attorney in favour of the person executing any other document referred to in this schedule; and

2.3 a resignation of EEIF's representative on the board of directors of MobiFon.

in each case translated into Romanian by a certified translator whose signature is authenticated by a Romanian notary.

3. Sign the MobiFon shareholders registry and endorse the share certificates to evidence the transfer of ownership of the MobiFon Shares to MobiFon Holdings.

4.   Deliver to the Purchasers:

4.1 a statement signed by an authorised representative of EEIF confirming that EEIF has complied with all applicable ROFR Procedures;

4.2 a statement signed by the secretary of MobiFon confirming that MobiFon did not receive any timely notices of exercise of ROFR Rights with respect to the MobiFon Shares from any shareholder, other than MobiFon Holdings, as the case may be;

4.3 written confirmation that neither EEIF nor any of its directors is aware of (i) any matter or thing which is a breach of or inconsistent with any of the Warranties set out in Schedule 4 and (ii) any Material Adverse Change; and

4.4 a legal opinion issued by Houthoff and addressed to the Purchasers in relation to EEIF in the form and substance satisfactory to TIW acting reasonably.

5. Execute, or have the relevant EEIF Affiliates execute, and deliver the signed TIW Czech Share Sale and Purchase Agreement dated as of the date hereof.

7. Execute and deliver, and have the relevant EEIF Affiliates execute and deliver the amended and restated versions of the Investor Rights Agreement and Registration Rights Agreement, which shall be countersigned by the parties currently party to those agreements, other than CDPQ Capital Communications Inc. in the case of the Registration Rights Agreement, substantially in the form attached hereto as Schedules 7 and 8.

8. Execute and deliver, or have the relevant EEIF Affiliate execute, termination agreements for the Exit Deed, the Deed of Undertaking and the Voting Agreement.

                                   SCHEDULE 3

                     WARRANTIES OF TIW AND MOBIFON HOLDINGS

                                     PART A

WARRANTIES OF TIW

1.       Details of TIW set out in Schedule 5 are correct and accurate.

2. TIW is a corporation duly incorporated and validly existing under the Laws of Canada, has been in continuous and unbroken existence since the date of its incorporation and is a reporting issuer in good standing in the Provinces of Ontario and Quebec and is in compliance in all material respects with the securities law requirements in every jurisdiction in which its securities are listed for trading and is not on the list of defaulting reporting issuers maintained under the Ontario Securities Act or the Quebec Securities Act.

3. Each member of the TIW Group has all requisite power and authority to own and operate its property and assets, to lease the property and assets it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, except where the failure to be so qualified would not result in a Material Adverse Effect; provided however that, for the purpose of the foregoing Warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech.

4. TIW has the corporate power and corporate authority to execute, deliver and perform its obligations under this Agreement.

5. No member of the TIW Group has offered, promised or given money or any other thing of value, directly or indirectly, to:

5.1      any governmental official;

5.2      any political party or official thereof;

5.3      any candidate for political office; or

5.4 any other person, while knowing or having reason to know that all or a portion of such money or thing of value will be offered, promised or given, directly or indirectly, to any of those listed in items 5.1 through 5.3 above, in each case, for the purpose of influencing any action, omission or decision by the recipient in order to either obtain or retain business or to direct business to another, except as otherwise expressly permitted under the US Foreign Corrupt Practices Act 1977 as amended; provided however that, for the purpose of the foregoing Warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech.

6. every member of the TIW Group operates its business in compliance or accordance with (i) applicable environmental, health and safety requirements in effect from time to time in the country or countries where such business is undertaken and (ii) the World Bank Group's applicable environmental, health and safety guidelines; provided however that, for the purpose of the foregoing Warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech.

7. The execution, delivery and performance by TIW of this Agreement and the transactions contemplated hereby:

7.1 have been or will be, on or prior to Completion, duly authorised by all necessary corporate actions;

7.2      will not contravene the terms of its constitutional documents;

7.3 will not violate, conflict with or result in any breach or contravention of, any contractual obligation, or any consents, approvals, orders or authorisations referred to in paragraph 8 of this
         Schedule 3;

7.4 will not cause TIW to breach or constitute a default under any agreement, instrument or arrangement, whether binding or not, to which it is a party, or any order, judgement or decree of any court or Governmental Authority to which it is a party or otherwise bound;

7.5 will not result in the creation of any Encumbrance over any of the TIW Shares, other than any Encumbrance created by EEIF or its Affiliates;

7.6 will not result in any indebtedness of TIW or any of its Subsidiaries becoming due or capable of being declared due and payable prior to its stated maturity; and

7.7      will not violate any Law binding upon it.

8. No approval, consent, licence, exemption, authorisation, order, registration, qualification or other action by, or notice to, or filing with, any Governmental Authority or any other person in respect of any Law, and no lapse or waiting period under any Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the transfer and delivery of the TIW Shares) by, or enforcement against TIW of this Agreement or the transactions contemplated hereby or any other related documents,, except such consents, approvals, authorisations or filings that have been obtained or made and except for those provided in Schedule 1 of this Agreement.

9. The common shares of TIW are listed and posted for trading on the TSX and on Nasdaq and TIW is up to date with its filings, in all materials respects, on both exchanges, subject to the necessary filings with the TSX and Nasdaq to list the TIW common shares issued pursuant to the MobiFon Share Transfer and the TIW Czech Share Transfer.

10.      TIW is a qualifying issuer as defined in Multilateral Instrument 45-102
         - Resale of Securities and is, and will have been for the four months preceding the Closing Date, a reporting issuer in the provinces of Ontario and Quebec.

11. TIW is a "foreign issuer" within the meaning of Regulation S of the 1933 Act and agrees to notify EEIF as soon as practicable upon it becoming a "domestic issuer", as those terms are defined in Regulation S.

12. Subject to the truth and accuracy of the TIW's and EEIF's warranties set forth in Schedules 3 and 4 hereof, respectively, and subject to the restrictions on transfer imposed by Clause 8.10, the TIW Shares will be freely transferable on the TSX through an appropriately registered dealer in Canada, provided that EEIF complies with the resale requirements set forth in section 2.6(3) of Multilateral Instrument 45-102 - Resale of Securities.

13.      Subject to the truth and accuracy of EEIF's warranties set forth in
         Schedule 4 hereof, the offer, sale and issuance by TIW of the TIW Shares pursuant to this Agreement is exempt from the registration requirements of the 1933 Act. None of TIW, its Subsidiaries or any person acting on its or their behalf has offered or will offer to sell any of the TIW Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

14. TIW does not have any obligation to pay any person any finder's or other fee or commission (other than as provided in this Agreement) in connection with this Agreement or the transactions to be executed thereunder, other than fees and commission payable to Lazard Freres & Co. LLC and Lazard & Co., Limited.

15. This Agreement constitutes the legal, valid and binding obligations of TIW, enforceable against TIW in accordance with its terms (assuming due execution and delivery by EEIF) except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

16. Every member of the TIW Group is in compliance with all Laws that are applicable to it and all decisions issued by any court or Governmental Authority having jurisdiction over it, save for non-compliance which could not reasonably be expected to have a Material Adverse Effect; provided however that, for the purpose of the foregoing Warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech.

17. There are no actions, suits, proceedings, orders, investigations or claims which could be reasonably expected to have a Material Adverse Effect and that are (i) pending or (ii) so far as Senior Management is aware, threatened against any member of the TIW Group (or pending or threatened against or affecting any of member of the TIW Group's officers, directors or employees in their capacity as such), or (iii) pending or threatened by any member of the TIW Group against any third party, at law or in equity, or before any Governmental Authority (including, without limitation, any actions, suits, proceedings, investigations or enquiries with respect to the transactions contemplated by this Agreement) and, so far as Senior Management is aware, there are no circumstances now existing which could reasonably be expected to lead to any such action, suit, proceedings, orders, investigation, enquiry or claim; provided however that for the purpose of the foregoing warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech. No member of the TIW Group is subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries, which if determined in an adverse manner to such member of the TIW Group could be reasonably expected to have a Material Adverse Effect; provided however that for the purpose of the foregoing warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech.

18. TIW is entitled to issue the TIW Shares and to transfer the full legal and beneficial ownership of the TIW Shares under the terms of this Agreement free from any Encumbrance, other than those created by EEIF and its Affiliates and those transfer restrictions created by Clause 8.10, and when issued, the TIW Shares will be fully paid, non-assessable common shares of TIW.

19. As of 9 February 2004, there are no outstanding or existing obligations, options, warrants or other rights of any kind or character to which TIW is a party to acquire, purchase, subscribe or issue shares of TIW or securities convertible into or exchangeable for shares in TIW, other than as contemplated in this Agreement, the TIW Czech Share Sale and Purchase Agreement or as described in Schedule 6 hereto.

20. There is no fact, matter or thing of which, after due enquiry, TIW is aware and which TIW has not disclosed to EEIF in writing or which has not been disclosed in TIW Group Public Records in the last twelve months (other than facts, matters or things relating to MobiFon, Cesky or TIW Czech) which could reasonably be expected to result in a Material Adverse Change.

21. All necessary approvals, consents, licences, exemptions, authorisations, orders, registrations, qualifications or other actions by any Governmental Authority or any other person in respect of any Law, required by any member of the TIW Group for the carrying on of the business in which it is currently engaged, and the absence of which could reasonably be expected to have a Material Adverse Effect, have been obtained, are valid, in full force and effect and none of Senior Management is aware, after due enquiry with the Chief Executive Officer and the Chief Financial Officer of ClearWave, of any reasons or matters which would prevent their renewal or substitution on substantially the same terms as are currently in force or on terms consistent with market practice applicable at that time and none of Senior Management is aware of any notices of non-compliance or of any penalties having been issued to any member of the TIW Group in the last 12 months which could reasonably be expected to have a Material Adverse Effect; provided however that for the purpose of the foregoing warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech.

22. As at the date of this Agreement, so far as Senior Management is aware, no member of the TIW Group is in breach of any of its obligations under any agreements (whether written or oral) to which it is a party including, without limitation, debt financing agreements, which breach could reasonably be expected to have a Material Adverse Effect and none of Senior Management is aware of any breach by counter parties to such agreements of any of their obligations under such agreements which breach could reasonably be expected to have a Material Adverse Effect; provided however that for the purpose of the foregoing warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech.

23. All agreements, commitments, contracts or transactions involving the TIW Group which are material to the TIW Group, taken as a whole ("MATERIAL AGREEMENTS"), have been duly approved and are in full force and effect and all material terms of such Material Agreement have been filed with the TIW Public Group Records (as defined below); provided however, that for the purpose of the foregoing Warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech.

24. Each member of the TIW Group is, in the opinion of Senior Management, adequately insured against all risks and perils that a company conducting the business currently conducted by such member would ordinarily insure against in amounts and subject to terms that are customary for a company conducting the business currently conducted by such member, as detailed in Schedule 6.

25. The Accounts have been properly prepared in accordance with, Canadian GAAP and reconciled to US GAAP and show a true and fair view of the financial position, assets and liabilities (whether actual or contingent) of TIW as at the Accounts Date and of the profits and losses of TIW for the financial year ended on the Accounts Date.

26. The Management Accounts, a true and complete copy of which has been delivered to EEIF, fairly present in all material respects the assets and liabilities, profits and losses of TIW for the period to which they relate and have been prepared on a basis consistent with the Accounts.

27.      Since 31 December 2002, except as disclosed in the TIW Group Public
         Records:

27.1 the business of TIW has been carried on in the ordinary and usual course and so as to maintain the same as a going concern;

27.2 TIW has not acquired or disposed of or agreed to acquire or dispose of any material business or any asset or assumed or acquired any material liability (including a contingent liability) otherwise than in the ordinary course of business;

27.3 there has not been any material change in the assets or liabilities (including contingent liabilities) of TIW as shown in the Accounts or the Management Accounts except for changes arising from routine payments and from routine supplies of goods or of services in the normal course of trading;

27.4 all payments, receipts and invoices of TIW have been fully and accurately recorded in the books of TIW, in all material respects.

28. Except as would not have a Material Adverse Effect, each member of the TIW Group has paid all Taxes that are due and payable by it, provided however that for the purpose of the foregoing Warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech.

29. Except as would not have a Material Adverse Effect or as disclosed in the Accounts and the Management Accounts, no member of the TIW Group (other than MobiFon, TIW Czech and Cesky) has any liability for Taxes resulting from or by reference to any income, profits or gains earned, accrued or received on or before the date of the Agreement.

30. Except as would not have a Material Adverse Effect, all the accounts, books, ledgers and financial and other material records of whatsoever kind of each member of the TIW Group (including all invoices and other records required for VAT purposes) are up to date, in its possession or under its control and have been properly and accurately kept, provided however that for the purpose of the foregoing Warranty, the defined term TIW Group shall be deemed to exclude MobiFon, Cesky and TIW Czech.

31. The copies of TIW constitutional documents (including the by-laws and statutes) delivered to EEIF are accurate and complete in all material respects and fully set out all rights attaching to the share capital of TIW.

32. In all material respects, the register of shareholders and other statutory books of TIW have been properly kept and contain a true, accurate and complete record of all the matters which should be dealt with therein and no notice or allegation that any of the same is incorrect or should be rectified has been received by TIW.

33. In relation to any member of the TIW Group and any company for whose debts such member may be liable, no insolvency proceedings (or similar) have been commenced or, so far as Senior Management is aware, threatened, and each member of the TIW Group is able to pay its debts as and when they fall due.

34. The TIW Group is not exposed to any liability, contingent or otherwise, resulting from the current insolvency and administration proceedings of the Dolphin Group.

35. To the knowledge of TIW, other than as disclosed in Schedule 6, there are no agreements or arrangements relating to TIW between any shareholders of TIW.

36.      The certificates provided by officers of TIW attached hereto as
         Schedule 9 are correct and accurate, as of their respective date of signing, and are not misleading.

37. As of 9 February 2004, there are no outstanding or existing obligations, options, warrants or other rights of any kind or character to which TIW is a party to acquire, purchase, subscribe or issue shares of TIW or securities convertible into or exchangeable for shares in TIW, other than (i) as disclosed in Schedule 10 and Schedule 6 items 19(b), (c) and (d), (ii) pursuant to this Agreement and the TIW Czech Share Sale and Purchase Agreement and (iii) those obligations, options, warrants or other rights which are exercisable at a strike price of USD7.87 or higher..

38. No member of the TIW Group (other than Telesystem International Wireless (Latin America) Inc. ("TIW LATIN AMERICA")) is subject to any liability, contingent or otherwise, in connection with, or as a result of (i) that certain Memorandum of Understanding (the "MOU") entered into by and among TIW do Brasil Ltda., TIW Latin

         America and certain Pension Funds (the "PFS") on July 10, 2000, (ii) the relationship between any member of the TIW Group (including TIW Latin America) and any of the PFs generally, or (iii) liabilities or potential liabilities of, or claims by or against, TIW Latin America with regard to the PFs or the MOU.

39. Each of TIW, MobiFon Holdings and ClearWave has timely filed, in all material respects, all forms, reports and documents required to be filed by it with the Canadian regulatory securities authorities and the United States Securities and Exchange Commission, including, without limitation, all exhibits required to be filed therewith, either in paper format or through the System for Electronic Document Analysis and Retrieval ("SEDAR") and the Electronic Data Gathering and Retrieval System ("EDGAR") to the extent and from the time it has been required by law to do so (including any forms, reports and documents filed after the date hereof, (together, the "TIW GROUP PUBLIC RECORDS"). The TIW Group Public Records: (i) at the time filed complied (or will comply when filed, as the case may be) in all material respects with the applicable requirements of the Canadian and U.S. securities legislations; and (ii) did not at the time they were filed (or, if later filed, amended or superseded, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

40. There are no reports or other information that, in accordance with the requirements of the Canadian and U.S. securities regulatory authorities, must be made publicly available by TIW in connection with the MobiFon Share Transfer or TIW Czech Share Sale and Purchase Agreement that have not been or will not be filed by TIW as and when required.

41. The corporate structure chart attached hereto as Schedule 11 contains all entities part of the TIW Group and is true and accurate in all respects as of the date of this Agreement or as otherwise stated therein.

42. To the knowledge of Senior Management, after reasonable due enquiry of Kees van Ravenhorst, corporate secretary and general counsel of Telesystem International Wireless Corporation N.V., the corporate structure chart attached hereto as Schedule 12 contains all members of the Dolphin Group and is true and accurate in all material respects as of the date of this Agreement.

                                     PART B

WARRANTIES OF MOBIFON HOLDINGS:

1. MobiFon Holdings is a limited company duly formed and validly existing under the laws of the Netherlands.

2. MobiFon Holdings has the corporate power and corporate authority to execute, deliver and perform its obligations under this Agreement.

3. The execution, delivery and performance by MobiFon Holdings of this Agreement and the transactions contemplated hereby:

3.1 have been or will be, on or prior to Completion, duly authorised by all necessary corporate actions;

3.2      will not contravene the terms of its constitutional documents;

3.3 will not violate, conflict with or result in any breach or contravention of, any contractual obligation, or any consents, approvals, orders or authorisations referred to in Part B of this
         Schedule 3;

3.4 will not cause MobiFon Holdings to breach or constitute a default under any agreement, instrument or arrangement, whether binding or not, to which it is a party, or any order, judgement or decree of any court or Governmental Authority to which it is a party or otherwise bound;

3.5 will not result in any indebtedness of MobiFon Holdings or any of its Subsidiaries becoming due or capable of being declared due and payable prior to its stated maturity; and

3.6      will not violate any Law binding upon it.

4. No approval, consent, licence, exemption, authorisation, order, registration, qualification or other action by, or notice to, or filing with, any Governmental Authority or any other person in respect of any Law, and no lapse or waiting period under any Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against MobiFon Holdings of this Agreement or the transactions contemplated hereby or any other related documents, except such consents, approvals, authorisations or filings that have been obtained or made, or are listed in Schedule 1 of this Agreement.

5. This Agreement constitutes the legal, valid and binding obligations of MobiFon Holdings, enforceable against MobiFon Holdings in accordance with its terms (assuming due execution and delivery by EEIF) except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                                   SCHEDULE 4

                               WARRANTIES OF EEIF

1.       EEIF:

1.1 is a limited company duly formed and validly existing under the laws of the Netherlands;

1.2 has the power and authority to execute, deliver and perform its obligations under this Agreement;

1.3 as at the date of this Agreement, EEIF is the registered and beneficial owner of the MobiFon Shares and is entitled to sell and transfer the MobiFon Shares and the full legal and beneficial ownership of the MobiFon Shares on the terms of this Agreement free from any Encumbrance, other than those created under or pursuant to the Loan Agreements and the Contract of Association and statutes, and no consent of any third party is required in relation to the transfer except: (i) consent of Vodafone and MobiFon Holdings under Section 4.1.4 of the Contract of Association; and (ii) acquiescence of the Senior Lenders pertaining to the access to share certificates representing the MobiFon Shares.

2. The execution, delivery and performance by EEIF of this Agreement and the transactions contemplated hereby:

2.1 have been or will be, on or prior to Completion, duly authorised by all necessary corporate action;

2.2      will not contravene the terms of its articles of association;

2.3 will not cause EEIF to breach or constitute a default under any agreement, instrument or arrangement, whether binding or not, to which it is a party, or any order, judgement or decree of any court or governmental agency to which it is a party to by which it is bound; and

2.4      will not violate any Law binding upon it.

3. No approval, consent, licence, exemption, authorisation, order, registration, qualification or other action by, or notice to, or filing with, any Governmental Authority or any other person in respect of any Law, and no lapse or waiting period under any Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against EEIF of this Agreement or the transactions (including, without limitation, the transfer and delivery of the MobiFon Shares) contemplated hereby and thereby or any other related documents, except such consents, approvals, authorisations or filings that have been obtained or made, or are listed in Schedule 1 of this Agreement.

4. This Agreement constitutes the legal, valid and binding obligations of EEIF, enforceable against EEIF in accordance with its terms (assuming due execution and delivery by TIW) except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

5. EEIF acknowledges that the TIW Shares are "restricted securities" and have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States and may not be offered or sold, directly or indirectly, in the United States or to, or for the account or benefit of, a U.S. Person (as defined in Rule 902(k) of Regulation S promulgated under the 1933 Act) unless registered under the 1933 Act or an exemption from such registration requirements is available, and in any event in compliance with applicable state securities or "blue sky" laws and that TIW's reliance on such exemption is predicated on EEIF's representations set forth herein.

6. EEIF acknowledges that the TIW Shares may be resold without registration under the 1933 Act only in certain limited circumstances if an exemption from registration under the 1933 Act is available. In this respect, EEIF represents that it is acquiring such securities for its own account for investment and not with a view to distribution in violation of the 1933 Act and that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and otherwise by the 1933 Act. EEIF further understands that TIW has no obligation to file a registration statement with respect to the TIW Shares.

7. EEIF is an accredited investor as defined in Rule 501 (a) of Regulation D promulgated under the 1933 Act. By reason of EEIF's business and financial experience, sophistication and knowledge, EEIF is capable of evaluating the risks and merits of the investment made pursuant to this Agreement and can bear the economic risks of its investment. In this regard, it acknowledges that it has been afforded (i) access to information about TIW and its Subsidiaries and associates and the TIW Group's financial condition, operations, business, property, management and prospects sufficient to enable it to evaluate its investment in the TIW Shares and (ii) the opportunity to ask questions as it deems necessary of, and to receive answers from, representatives of TIW concerning the terms and conditions of the exchange of the MobiFon Shares for TIW Shares and the merits and risks of investing in the TIW Shares.

8. EEIF is not a "U.S. person" as defined in Rule 902(k) of Regulation S promulgated under the 1933 Act.

                                   SCHEDULE 5

                                 DETAILS OF TIW

Country of incorporation               Canada

Company registration number            329350-5

Date of incorporation                  9 September 1996

                                       1250 Rene Levesque West, 38th floor
Registered office                      Montreal, Quebec, Canada
                                       H3B 4Y8

Authorised share capital               Unlimited number of common
                                       shares without par value and unlimited
                                       number of preferred shares without par
                                       value, issuable in series

Total number of shares outstanding     99,249,192 common shares as of 9 February
                                       2004.

                                       35,000,000 non-voting preferred shares,
                                       series 1, convertible into common shares on the basis of 5 preferred shares for 1 common shares.

                                       Jacques A Drouin
Directors                              Charles Sirois
                                       Kent C. Jespersen
                                       Daniel Cyr
                                       Michael R. Hannon
                                       Jonathan Charles Carter-Meggs
                                       Christian Salbaing

                                       Bruno Ducharme
Executive Officers                     Andre Gauthier
                                       Jacques P. Langevin
                                       Margriet Zwarts

                                   SCHEDULE 6

                               DISCLOSURE SCHEDULE

The purpose of this Schedule is to disclose matters which may be relevant to the Warranties. The Warranties are qualified by the facts, matters and circumstances disclosed in or by this Schedule on the terms set out in the Agreement. The Purchasers are not, nor shall they be deemed to be, in breach of the specific Warranties referred to in the left-hand column in respect of any facts, matters circumstances fully and fairly disclosed in the corresponding right-hand column of this Schedule.

Warranty                               Disclosure

                                       (a) See Exhibit A to this Schedule.

19
                                       (b) Under section 6.1 of the Share
                                           Exchange Agreement dated October 20,
                                           2003 between TIW and Amaranth L.L.C.,
                                           Amaranth L.L.C. was granted a right
                                           to receive additional common shares
                                           of TIW in the event that TIW acquires
                                           pursuant to subsequent transactions,
                                           shares of ClearWave N.V. in exchange
                                           for common shares of TIW at a more
                                           favourable exchange ratio than that
                                           agreed to with Amaranth L.L.C., the
                                           whole as more fully described in such
                                           share exchange agreement of which a
                                           copy has been provided to EEIF.

                                       (c) Cdn$1,236,500 in principal amount of
                                           7% equity subordinated debentures due
                                           December 31, 2006 is outstanding as
                                           of the date of this Agreement. TIW
                                           has the option, in lieu of payment
                                           the principal amount in cash at
                                           maturity, to deliver that number of
                                           freely tradable common shares
                                           obtained by dividing the principal
                                           amount of the debentures by the
                                           greater of Cdn$1.00 or 95% of the
                                           then current market price of the
                                           common shares, provided no event of
                                           default, as defined in the amended
                                           7.00% equity subordinated debenture
                                           indenture, shall have occurred and be
                                           continuing. Each 7.00% equity
                                           subordinated debenture is convertible
                                           at maturity at the option of the
                                           holder into that number of common
                                           shares equal to the conversion
                                           number, as defined in the amended
                                           7.00% equity subordinated debenture
                                           indenture. The conversion number will
                                           be calculated as of the date of
                                           conversion as:

                                              (a) the conversion value, as
                                                  defined in the supplemental
                                                  7.00% equity subordinated
                                                  debenture indenture, as of
                                                  such date, being the
                                                  subordinate voting share
                                                  value, divided by

                                              (b) 95% of the then current market
                                                  price of the common
                                               shares.

                                           The subordinate voting share value
                                           will be equal to 11.363636 (subject
                                           to applicable adjustments) -- the
                                           subordinate voting share rate --
                                           multiplied by the current market
                                           price of the common shares on the
                                           date of conversion. TIW has the
                                           option, in lieu of delivering common
                                           shares on conversion, to pay the
                                           conversion value in cash for 7.00%
                                           equity subordinated debentures
                                           tendered for conversion. The
                                           conversion number is subject to
                                           adjustment upon the occurrence of
                                           certain events. The 7.00% equity
                                           subordinated debentures will be
                                           convertible at the option of the
                                           holder prior to maturity upon the
                                           occurrence of an offer, as defined in
                                           the amended 7.00% equity subordinated
                                           debenture indenture, or an event of
                                           default.

                                       (d) Under the Amended and Restated Exit
                                           Agreement between Telesystem
                                           International Wireless Corporation
                                           N.V., ClearWave N.V., RomGSM Holdings
                                           Limited and the Investors (as defined
                                           therein) dated May 3, 2001, as well
                                           as the Exit Agreement dated March 19,
                                           2003 among, inter alia, TIW and EEIF,
                                           and the Supplemental Agreement among,
                                           inter alia, Telesystem International
                                           Wireless Corporation N.V.("TIWC") and
                                           the Investors (as defined therein)
                                           executed on November 2, 2000,
                                           Marketable Securities of TIW (as
                                           defined therein) can be issued in
                                           consideration for the Qualifying
                                           MobiFon Shares (as defined therein)
                                           put to TIWC (or ClearWave), at the
                                           offeror's option.

24                                     See Exhibit B

                                       (a) Brazil - (i) On 26 March 2003 TIW and
17, 38 TIW Latin America agreed to sell a newly-created subsidiary named TPSA Investment Corporation ('TIC") to Highlake International Business
                                           Company Ltd. ("HIGHLAKE"). TIC had
                                           been created to hold the shares of
                                           TPSA do Brasil Ltda. (formerly TIW do
                                           Brasil Ltda. and referred to as "DO
                                           BRASIL"). To the best of our
                                           knowledge (but without inquiry)
                                           Highlake was then owned as to 95% by
                                           Opportunity Fund and the balance by
                                           CVC/Opportunity Equity Partners LP.
                                           (collectively "OPPORTUNITY"). As part
                                           of the transaction, TIW and TIW Latin
                                           America also entered into a Mutual
                                           Release with Highlake and Opportunity
                                           to bring to an end the litigation
                                           commenced since mid-2000. By the
                                           terms of the Mutual Release, a copy
                                           of which has been provided to EEIF,
                                           there are circumstances where
                                           Opportunity may recommence litigation
                                           and call for the rescission of the
                                           sale and purchase transaction. TIW is
                                           not aware of any events that may lead
                                           Opportunity to invoke its rights
                                           under the Mutual Release.

17, 38                                       (ii) On 10 July 2000 TIW Latin
                                           America and do Brasil signed the MOU
                                           with the PFs with a view to
                                           commencing litigation in Brazil to
                                           dissolve Newtel Participacoes S.A.,
                                           the company through which the PFs
                                           held their indirect interest in TIW's
                                           Brazilian investee vehicles. The MOU,
                                           a certified translation of which has
                                           been provided to EEIF, contained
                                           certain undertakings vis-a-vis the
                                           parties' future conduct as it related
                                           to Opportunity MEM S.A. ("MEM"). MEM
                                           is controlled by Opportunity. On 29
                                           January 2003 TIW obtained an opinion
                                           from Tozzini Freire Teixeira & Silva
                                           that the MOU had been terminated and
                                           that TIW would have a valid defence
                                           if the PFs were to seek specific
                                           performance of the MOU or damages for
                                           alleged breach. The PFs have not
                                           sought specific performance. By
                                           letter dated 21 January 2004 from
                                           McMillan Binch, TIW and TIW Latin
                                           America were invited to discuss an
                                           amicable settlement of the allegation
                                           by certain of the PFs that the sale
                                           of TIW's Brazilian assets was in
                                           breach of the MOU and that these PFs
                                           had suffered significant damages
                                           which TIW must indemnify. Certain of
                                           TIW's attorneys have had direct
                                           contact with representatives of these
                                           PFs and have been assured that the
                                           PFs have no intention to pursue the
                                           matter other than through amicable
                                           discussions. TIW is seeking legal
                                           advice from Brazilian counsel to
                                           confirm that there has been no breach
                                           and, in any event, the PFs have
                                           suffered no damages.

17                                     (b) India - On 12 December 2003 TIW
                                           contracted with a third party for the
                                           sale of a 27.5% interest in Hexacom
                                           India Limited ("HEXACOM") for USD22.5
                                           million, before commissions, fees and
                                           other expenses. Under the terms of
                                           the Hexacom shareholders' agreement,
                                           the other shareholders of Hexacom had
                                           rights of first refusal. One of the
                                           other shareholders has exercised its
                                           rights of first refusal and has
                                           remitted a State Bank of India bank
                                           draft for USD 22.5 million. Such bank
                                           draft is in the process of being
                                           cleared and the proceeds are not
                                           subject to any adjustments or
                                           refunds. TIW also holds a 14.7%
                                           interest in Hexacom though a 49%
                                           position in Shyam Cellular
                                           Infrastructure Projects Limited
                                           ("SCIPL"). TIW expects to sell that
                                           interest but it is expected that
                                           TIW's partner in SCIPL will attempt
                                           to block such transaction or reduce
                                           the value of TIW's interest through
                                           dilution or otherwise. There can be
                                           no assurance that the eventual
                                           disposition of TIW's 14.7% will
                                           result in any proceeds to TIW. TIW
                                           has commenced litigation to preserve
                                           its rights in SCIPL and further
                                           litigation my be required.

33                                         - Several members of the Dolphin
                                             Group are currently in, or may be
                                             in the future, or are in the
                                             process of being, voluntarily or
                                             involuntarily liquidated,
                                             dissolved, wound up, struck from
                                             the companies' register, put under
                                             administration or receivership, or
                                             declared bankrupt.

35                                         - Investor Rights Agreement,
                                             Registration Rights Agreement

                                           - Nomination Agreement dated April
                                             30, 1997 between TIW and Telesystem
                                             Ltd.

                                           - Use of Premises and Services
                                             Agreement dated May 1, 2003
                                             between TIW and Telesystem Ltd.

42                                         - See disclosure provided above under
                                             Warranty 33.

                             EXHIBIT A TO SCHEDULE 6

PERIOD START: 01-JAN-2004 / PERIOD END: 09-FEB-2004 (OPTIONS EXERCISED UP TO THIS DATE)
PLAN(s): EMPLOYEE'S STOCK OPTION PLAN AND DIRECTOR'S STOCK OPTION PLAN
AWARD TYPE: OPTIONS ON COMMON SHARES OF TELESYSTEM INTERNATIONAL WIRELESS INC.

                                                           BEGINNING OF PERIOD              DURING THE PERIOD
                                                           -------------------  -----------------------------------------
GRANT DATE           GRANT NAME              GRANT PRICE      OUTSTANDING        GRANTED   EXERCISED**  CANCELLED/EXPIRED
-----------  ---------------------------    -------------  -------------------  ---------  -----------  -----------------
PLAN NAME:
11-Aug-1999  Regular 11-Aug-1999            $   575.00CAD              11               0           -             -
11-Feb-2000  Regular 11-Feb-2000            $ 1,275.00CAD              11               0           -             -
10-Aug-2000  Special 10-Aug-2000            $   662.50CAD             128               0           -             -
11-Aug-2000  Regular 11-Aug-2000            $   631.25CAD              11               0           -             -
11-Dec-2000  Rights Offering 11-Dec-2000    $   233.75CAD              77               0           -             -
14-Dec-2000  Regular 14-Dec-2000            $   225.00CAD             400               0           -             -
 07-Nov-01   Promotion 7-Nov-2001           $     2.60CAD              90               0           -             -
 15-Nov-01   Regular 15-Nov-2001            $     6.00USD          53,048               0      15,406             -
 15-Nov-01   Regular 15-Nov-2001.1          $     3.95USD       1,202,565               0     472,857             -
 15-Nov-01   Regular 15-Nov-2001.2          $     5.00USD          36,592               0      15,000             -
14-Dec-2001  Regular 14-Dec-2001            $     7.85CAD              20               0           -             -
 06-Mar-02   Promotion 6-Mar-2002           $     6.15CAD             552               0           -             -
15-May-2002  Promotion 15-May-2002          $     4.90CAD             211               0           -             -
17-May-2002  Regular 17-May-2002            $     5.00USD          36,592               0      36,592             -
12-Aug-2002  Promotion 12-Aug-2002          $     3.45CAD           8,800               0           -             -
 12-Nov-02   12-Nov-02                      $     2.15USD       2,315,873               0     680,400             -
02-May-2003  Regular 2-May 2003             $     2.70CAD          51,000               0           -             -
   TOTAL                                                        3,705,981               0   1,220,255             -

18-Dec-2003    REGULAR ANNUAL GRANT*              8.13USD                       3,526,000          -         50,000
                                                  END OF PERIOD
                                            ------------------------
GRANT DATE           GRANT NAME             OUTSTANDING  EXERCISABLE
-----------  ---------------------------    -----------  -----------
PLAN NAME:
11-Aug-1999  Regular 11-Aug-1999                     11         11
11-Feb-2000  Regular 11-Feb-2000                     11         11
10-Aug-2000  Special 10-Aug-2000                    128         96
11-Aug-2000  Regular 11-Aug-2000                     11         11
11-Dec-2000  Rights Offering 11-Dec-2000             77         62
14-Dec-2000  Regular 14-Dec-2000                    400        400
 07-Nov-01   Promotion 7-Nov-2001                    90         68
 15-Nov-01   Regular 15-Nov-2001                 37,642      2,105
 15-Nov-01   Regular 15-Nov-2001.1              729,708     37,314
 15-Nov-01   Regular 15-Nov-2001.2               21,592     21,592
14-Dec-2001  Regular 14-Dec-2001                     20         15
 06-Mar-02   Promotion 6-Mar-2002                   552          0
15-May-2002  Promotion 15-May-2002                  211        211
17-May-2002  Regular 17-May-2002                      0          0
12-Aug-2002  Promotion 12-Aug-2002                8,800          0
 12-Nov-02   12-Nov-02                        1,635,473    159,082
02-May-2003  Regular 2-May 2003                  51,000          0
   TOTAL                                      2,485,726

18-Dec-2003    REGULAR ANNUAL GRANT*          3,476,000          0

* Note that a total of 3,476,000 stock options (net of cancelled options) at USD
8.13 have been granted on December 18, 2003. These options have been granted conditional on the approval by TIW's three major shareholders, namely Telesystem Ltd., JP Morgan and UFI Investment Ltd. If approval is not obtained, it is expected that the Board will substitute these conditional options by a mix of stock options and restricted share units (being restricted common shares issued to employees and directors as fully paid common shares (without cash consideration to be paid by the employees) as incentive under a Restricted Share Unit Plan proposed to be adopted by the Board) in an amount representing the same economic value as the conditional grant of December 18, 2003.

** Note that all options shown in this table are options exercised as of the date written above, regardless of settlement date. Given that the underlying common shares to options that are exercised are only recorded as issued in TIW's shareholders record on the date of settlement, options may appear in this table as having been exercised notwithstanding that the underlying shares to these options are not reflected in the amount of outstanding common shares given in
Schedule 5.

*** Note that the Board of Directors of TIW has also conditionally granted 500,000 restricted share units, which will be issued if and when the Restricted Share Unit Plan is adopted by the Board of Directors and TIW's shareholders.

                             EXHIBIT B TO SCHEDULE 6
                           INSURANCE COVERAGE (IN USD)

            PROPERTY/BUSINESS INTERRUPTION - CZECH REPUBLIC & ROMANIA

Insurer                                  AIG
Limit per Loss                           $100,000,000
Deductible                               $500,000
Total Insurable Values                   $1,963,702,690

                  BOILER & MACHINERY - CZECH REPUBLIC & ROMANIA

Insurer                                  AIG
Limit per Loss                           $50,000,000
Property Damage Deductible               $500,000
Waiting period for Business Interruption 6X ADV, $500,000 min., except 7 days, in respect of Machinery Breakdown for
                                         Standby Powers, Electrical Supply,
                                         Digital Equipment & Switching Stations,
                                         min., $500,000

Total Insurable Values                   $1,963,702,690

                           EXCESS EARTHQUAKE (ROMANIA)

Insurer                                  Lloyd's
Limit per Loss Excess of $50,000,000     $50,000,000
Insurable Values (Romania)               $1,0006,456,561

                           GENERAL (FOREIGN) LIABILITY

Insurer                                  A.I.U.
Limit                                    $1,000,000
Property Damage Deductible               $10,000
Total Number of Sites                    5,870

                               UMBRELLA LIABILITY

Insurer                                  AIG
Limit Excess of underlying $1,000,000    $24,000,000
S.I.R.                                   $10,000

                                AIRSIDE LIABILITY

Insurer                                  Lloyd's of London
Limit                                    $50,000,000
Number of Airport Sites                  11
                                   PRIMARY D&O

Insurer                                  Chubb of Canada Insurance Company
Limit                                    $10,000,000 each loss and policy period

                                   EXCESS D&O

Insurer                                  American Home Assurance Company
Limit                                    $10,000,000 each loss and policy
                                         period, in excess of $10,000,000

                                   EXCESS D&O

Insurer                                  ACE INA Insurance
Limit                                    $10,000,000 each loss and policy
                                         period, in excess of $20,000,000

                                   SCHEDULE 7

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   SCHEDULE 8

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                   SCHEDULE 9

                                  CERTIFICATE

The undersigned hereby certifies that, as of the date hereof (i) TIW Czech N.V. has outstanding 787,675 Class A Series 1 shares, with a nominal value of E1 per share; 1,760,983 Class A Series 2 shares, with a nominal value of E1 per share; 2,468,355 Class B shares, with a nominal value of E1 per share and 1 Class C shares with a nominal value of E1 per share and (ii) ClearWave N.V. is the registered holder of 787,675 Class A Series 1 shares, 1,760,983 Class A Series 2 shares and 1 Class C share of TIW Czech N.V. representing 24.2% and 50.8% economic and voting interests in TIW Czech N.V.


Dated January 6, 2004


/s/  Kees Van Ravenhorst
------------------------------
Kees Van Ravenhorst
Acting Secretary and Managing
Director, TIW Czeck N.V.

                                  CERTIFICATE

The undersigned hereby certifies that, as of the date hereof (i) the attached document is a true copy of the shareholder's registry of MobiFon S.A., (ii) that MobiFon S.A. has 100,112,741 shares outstanding, and (iii) that MobiFon Holdings B.V. is the registered holder of 109,665,055 shares of MobiFon S.A.



Dated January 6, 2004

/s/ Aurelia D. Gordirosom
--------------------------
Aurelia D. Gordirosom
Head of Legal Department
and Secretary, MobiFon S.A.

January 8, 2004

This is to certify the following:

- As of September 30, 2003, there was a total of 93 517 127 common shares outstanding and 35 million preferred shares convertible into 7 million common shares of Telesystem International Inc. ("TIW"). On a diluted basis, taking into account only the preferred shares, there were 100 517 127 common shares.

- As of September 30, 2003, there was a total of 6 308 024 outstanding stock options granted to employees and directors. See attached report for details on exercise prices.

-        As of September 30, 2003, there was also a total of outstanding
         Cdn$1 236 500 convertible debentures due December 2006. The debentures are convertible by holders only at maturity into common shares at a price of Cdn$22.00 per share. The instrument is also designed to give TIW the option to retire the debt at maturity with cash or shares, using the then current share price.

- Following September 30, 2003, 1 374 666 common shares have been issued to Amaranth in exchange for its shares in ClearWave (October '03) and 659 577 common shares to TIW Asia shareholders (November '03).

/s/ Margriet Zwarts
----------------------------
Margriet Zwarts
Secretary
Telesystem International Wireless Inc.

                                  CERTIFICATE

The undersigned hereby certifies that, as of the date hereof (i) ClearWave N.V. has outstanding 45,868,498 Class A subordinate voting shares with a nominal value of E0.10 per share and 38,230,950 Class B multiple voting shares with a nominal value of E0.50 per share, (ii) Telesystem International Wireless Inc. is the registered and beneficial holder of 34,739,313 Class A subordinate voting shares of ClearWave N.V., representing 41% and 15% equity and voting ownership interests in ClearWave N.V. respectively and (iii) Telesystem International Wireless Corporation N.V. is the registered holder of 38,230,950 Class B multiple voting shares of ClearWave N.V., representing 45.5% and 80.6% equity and voting ownership interests in ClearWave N.V. respectively.


Dated January 6, 2004


/s/  Kees Van Ravenhorst
------------------------------
Kees Van Ravenhorst
Acting Secretary and Managing
Director, TIW Czeck N.V.

                                  CERTIFICATE

The undersigned hereby certifies that, as of the date hereof (i) MobiFon Holdings B.V. has outstanding 18,000 common shares with a nominal value of E1 per share and (ii) ClearWave N.V. is the registered holder 18,000 common shares of MobiFon Holdings B.V.



Dated January 6, 2004

/s/ Kees Van Ravenhorst
--------------------------
Kees Van Ravenhorst
Acting Secretary and Managing
Director, ClearWave N.V.,
Managing Director of MobiFon
Holdings B.V.

                                  CERTIFICATE

The undersigned hereby certifies that, as of the date hereof (i) the attached document is a true copy of the shareholder's registry of Cesky Mobil a.s., (ii) that Cesky Mobil a.s. has 6,702,000 common registered shares with a nominal value of CSK 1,000.00 per share and 10 preference registered shares with a nominal value of CZK 1,000.00 per share and 625,494,938 common registered shares with a nominal value of CZK 10 per share, and (iii) that TIW Czech N.V. is the registered holder of following shares of Cesky Mobil a.s. 6,216,105 common registered shares with a nominal value of CZK 1,000.00 per share and 10 preference registered shares with a nominal value of CZK 1,000.00 per share and 625,494,938 common registered shares with a nominal value of CZK 10 per share.


Dated January 6, 2004


/s/  Andre Jerome
------------------------------
Andre Jerome
General Counsel
Cesky Mobil a.s.

                                  CERTIFICATE

The undersigned hereby certifies that, as of the date hereof (i) MobiFon Holdings B.V. has outstanding 18,000 common shares with a nominal value of E1 per share and (ii) ClearWave N.V. is the registered holder 18,000 common shares of MobiFon Holdings B.V.



Dated January 6, 2004

/s/ Kees Van Ravenhorst
--------------------------
Kees Van Ravenhorst
Acting Secretary and Managing
Director, ClearWave N.V.,
Managing Director of MobiFon
Holdings B.V.

                        TIW NET DEBT (CASH) POSITION (1)
                               DECEMBER 31, 2003

TIW Corporate(2):               ($  14 159 000)

ClearWave Corporate(3):         ($    7014 000)

MobiFon Holding B.V.(4):         $ 189 478 000

(1) Net Debt (Cash) position is defined as funded debt and accounts receivable (excl. any intercompany account) minus cash, cash equivalents and accounts payable (excl. any intercompany accounts).

(2) Includes TIW inc. and all of its wholly owned subsidiaries except TIW Asia. This amount includes all assets held by Global Investment Corporation Trust ("GIC") which is being liquidated to the benefit of TIW Corporate. It also includes $9.17 million of cash received by TIW Inc. as proceeds from the exercise of options during the 4th quarter of 2003.

(3) Includes Telesystem International Wireless Services Inc., ClearWave Services Mauritius and ClearWave N.V.. This amount is net (i.e. reduced) by an amount of $5327000 which represents the contribution of ClearWave to TIW Czech N.V. to fund its share of the settlement of the Cesky Mobil put option in February 2004.

(4) This amount includes the accrued interest on the $225 million Senior Notes as at December 31, 2003.

The undersigned hereby certify that the Net Debt (Cash) position stated above is, to the best of my knowledge, free of material error.

/s/ Andre Gauthier
--------------------
Andre Gauthier
Chief Financial Officer
Telesystem International Wireless Inc.

                                  SCHEDULE 10

                                    OPTIONS

PERIOD START: 01-JAN-2004 / PERIOD END: 09-FEB-2004 (OPTIONS EXERCISED UP TO THIS DATE)

PLAN(S): EMPLOYEE'S STOCK OPTION PLAN AND DIRECTOR'S STOCK OPTION PLAN

AWARD TYPE: OPTIONS ON COMMON SHARES OF TELESYSTEM INTERNATIONAL WIRELESS INC. WITH EXERCISE PRICE LOWER THAN USD 7.87

                                                 BEGINNING OF PERIOD           DURING THE PERIOD                END OF PERIOD
                                                 ----------------------------------------------------------------------------------
                                                                                              CANCELLED/
GRANT DATE      GRANT NAME          GRANT PRICE    OUTSTANDING        GRANTED  EXERCISED**      EXPIRE    OUTSTANDING  EXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------------
PLAN NAME:
INITIAL
-----------------------------------------------------------------------------------------------------------------------------------
 07-Nov-01   Promotion 7-Nov-2001    $2.60CAD               90           0             0           0               90         68
 15-Nov-01   Regular 15-Nov-2001     $6.00USD           53,048           0        15,406           0           37,642      2,105
 15-Nov-01   Regular 15-Nov-2001.1   $3.95USD        1,202,565           0       472,857           0          729,708     37,314
 15-Nov-01   Regular 15-Nov-2001.2   $5.00USD           36,592           0        15,000           0           21,592     21,592
14-Dec-2001  Regular 14-Dec-2001     $7.85CAD               20           0             0           0               20         15
 06-Mar-02   Promotion 6-Mar-2002    $6.15CAD              552           0             0           0              552          0
15-May-2002  Promotion 15-May-2002   $4.90CAD              211           0             0           0              211        211
17-May-2002  Regular 17-May-2002     $5.00USD           36,592           0        36,592           0                0          0
12-Aug-2002  Promotion 12-Aug-2002   $3.45CAD            8,800           0             0           0            8,800          0
 12-Nov-02   12-Nov-02               $2.15USD        2,315,873           0       680,400           0        1,635,473    159,082
02-May-2003  Regular 2-May 2003      $2.70CAD           51,000           0             0           0           51,000          0
                                                     ---------         ---     ---------         ---        ---------
   TOTAL                                             3,705,343           0     1,220,255           0        2,485,088
                                                     ---------         ---     ---------         ---        ---------

* Note that a total of 3,476,000 stock options (net of cancelled options) at USD
8.13 have been granted on December 18, 2003. These options have been granted conditional on the approval by TIW's three major shareholders, namely Telesystem Ltd., JP Morgan and UFI Investment Ltd. If approval is not obtained, it is expected that the Board will substitute these conditional options by a mix of stock options and restricted share units (being restricted common shares issued to employees and directors as fully paid common shares (without cash consideration to be paid by the employees) as incentive under a Restricted Share Unit Plan proposed to be adopted by the Board) in an amount representing the same economic value as the conditional grant of December 18, 2003.

** Note that all options shown in this table are options exercised as of the date written above, regardless of settlement date. Given that the underlying common shares to options that are exercised are only recorded as issued in TIW's shareholders record on the date of settlement, options may appear in this table as having been exercised notwithstanding that the underlying shares to these options are not reflected in the amount of outstanding common shares given in
Schedule 5.

*** Note that the Board of Directors of TIW has also conditionally granted 500,000 restricted share units, which will be issued if and when the Restricted Share Unit Plan is adopted by the Board of Directors and TIW's shareholders.

                                   SCHEDULE 11

                       TIW GROUP CORPORATE STRUCTURE CHART

                                   TIW GROUP
                                VOTING / EQUITY

                                [TIW FLOW CHART]

                                  SCHEDULE 11

                          DOLPHIN GROUP STRUCTURE CHART
                                 DOLPHIN GROUP

                       [UNDER ADMINISTRATION FLOW CHART]

EXECUTED and DELIVERED                )
as a DEED for and on behalf of        )
EEIF Melville B.V.                    )

EXECUTED and DELIVERED                )
as a DEED for and on behalf of        )
TELESYSTEM INTERNATIONAL              )
WIRELESS INC.                         )

EXECUTED and DELIVERED                )
as a DEED for and on behalf of        )
MOBIFON HOLDINGS B.V.                 )